UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Mallinckrodt public limited company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023	Notice of Annual General Meeting of Shareholders and Proxy Statement

April 5, 2023
Dear Shareholder,
This serves as notice to you of the 2023 Annual General Meeting (the “Annual General Meeting” or “AGM”) of Mallinckrodt plc, which will be held on Tuesday, May 16, 2023, at 11:00 a.m. local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.
Whether or not you expect to attend the Annual General Meeting, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting. This can be done in advance of the AGM by availing of one of the options detailed in the accompanying Proxy Statement. In addition, details of the business to be presented at the AGM can also be found in the accompanying Proxy Statement.
Your vote is important and I encourage you to submit your proxy as soon as possible so that your shares will be represented at the meeting.
The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board of Directors considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. In addition, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements. Should we determine that alternative arrangements are necessitated due to public health recommendations, we will announce our decision by press release and/or filing with the U.S. Securities and Exchange Commission and also post information on the Investor Relations page of the Company’s website found at ir.mallinckrodt.com.
On behalf of the Board of Directors and the management of Mallinckrodt, I extend our appreciation for your continued support.
Yours sincerely,
PAUL M. BISARO
Chairman

MALLINCKRODT PUBLIC LIMITED COMPANY
Registered In Ireland — No. 522227
Principal Executive Office:
College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland
NOTICE OF 2023 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2023
The 2023 Annual General Meeting of Mallinckrodt plc (“Mallinckrodt” or the “Company,” “we,” “our” or “us”), a company incorporated under the laws of Ireland, will be held on Tuesday, May 16, 2023, at 11:00 a.m., local time, at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, for the following purposes:
1.
By separate resolutions, to elect as directors and to hold office, expiring at the end of the Company’s Annual General Meeting of Shareholders in 2024, the following individuals:

(a) Paul M. Bisaro	(d) Neal P. Goldman	(g) Susan M. Silbermann
(b) Daniel A. Celentano	(e) Karen L. Ling	(h) James R. Sulat
(c) Riad H. El-Dada	(f) Woodrow A. Myers, Jr., M.D.	(i) Sigurdur O. Olafsson

2.
To hold an advisory non-binding vote to approve the re-appointment of Deloitte & Touche LLP as the independent auditors of the Company and, by binding vote, to authorize the Audit Committee of the Board of Directors (also referred to in this Proxy Statement as the “Board”) to set the independent auditors’ remuneration.

3.
To hold an advisory non-binding vote to approve the Company’s executive compensation.

4.
To authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares.

5.
To authorize the price range at which the Company can re-allot shares that it holds as treasury shares (Special Resolution).

6.
To act on such other business as may properly come before the meeting or any adjournment thereof.

Proposals 1 through 4 are ordinary resolutions, requiring the approval of a simple majority of the votes cast at the meeting, in person or by proxy. Proposal 5 is a special resolution, requiring the approval of not less than 75% of the votes cast, in person or by proxy. The foregoing items are more fully described in the Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders. Shareholders as of March 20, 2023, the record date for the Annual General Meeting, are entitled to vote on these matters.
During the meeting, following a review of the Company’s affairs, management will also present and the auditors will report to shareholders on Mallinckrodt’s Irish Statutory Accounts for the fiscal year ended December 30, 2022.
By Order of the Board of Directors,

April 5, 2023	Mark Tyndall, Secretary

Our current plan is for the 2023 Annual General Meeting (the “Annual General Meeting” or “AGM”) to be held in person on Tuesday, May 16, 2023. The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. In addition, to promote the health and safety of attendees, we may impose additional procedures or limitations on meeting attendance based on applicable governmental requirements or recommendations or facility requirements.
Should we determine that alternative arrangements are necessitated due to public health recommendations, we will announce our decision by press release and/or filing with the U.S. Securities and Exchange Commission (the “SEC”) and also post information on the Investor Relations page of the Company’s website found at ir.mallinckrodt.com. Whether or not you expect to attend the Annual General Meeting in person, we encourage you to cast your vote promptly so that your shares will be represented and voted at the meeting.
Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder(s) of Mallinckrodt to act on their behalf. Proxies may be appointed via the internet or by phone in the manner set out in our proxy card or by returning a signed instrument of proxy (or proxy card) to the following locations, in each case at least 48 hours before the meeting:
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Mallinckrodt plc c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 (which Broadridge will arrange to forward to Mallinckrodt plc’s registered address electronically).

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Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, attention Corporate Secretary.

If you wish to appoint a person other than the individuals specified on our proxy card, please contact our Corporate Secretary via email at corporate.secretary@mnk.com and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and our Irish Statutory Accounts are available to shareholders of record at proxyvote.com. These materials are also publicly available on the Investor Relations section of our website at ir.mallinckrodt.com.
Note Regarding Forward-Looking Statements
Statements in this Proxy Statement that are not strictly historical, including statements regarding Mallinckrodt’s future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.
There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the comparability of Mallinckrodt’s post-emergence financial results to its historical results and the projections filed with the bankruptcy court; changes in Mallinckrodt’s business strategy that may be implemented by its Board; the listing of Mallinckrodt’s ordinary shares on NYSE American LLC, the emergence of an active trading market for Mallinckrodt’s ordinary shares and fluctuations in market price and trading volume, Mallinckrodt’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended, Mallinckrodt’s repurchases of debt securities; the effects of the emergence from bankruptcy on the liquidity; results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations, inquiries, regulatory actions, and lawsuits, in each case related to Mallinckrodt or its officers; matters related to the historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence from bankruptcy; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even now that the emergence from bankruptcy plan was successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt’s business plan and continuing as a going concern; Mallinckrodt’s post-bankruptcy capital structure; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; Mallinckrodt’s ability to generate sufficient cash to service indebtedness even now that the prepetition indebtedness has been restructured; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.
The “Risk Factors” sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and subsequent filings with the SEC identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

Fiscal Year 2022 Executive Compensation Decisions	34
Share Ownership Requirement	43
Anti-Hedging/Anti-Pledging Policy	43
Executive Financial Recoupment Program (“Clawback”)	43
2022 Say-on-Pay Vote	44
Compensation Committee Interlocks and Insider Participation	44
Human Resources and Compensation Committee Report on Executive Compensation	45
Executive Compensation Tables	46
Summary Compensation Table	46
All Other Compensation in 2022	47
Fiscal 2022 Grants of Plan-Based Awards	48
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	49
Outstanding Equity Awards at 2022 Fiscal Year-End	51
Option Exercises and Stock Vested	51
Non-Qualified Deferred Compensation	51
Potential Payments upon Termination	52
Pay Ratio	57
Pay Versus Performance	58
Security Ownership and Reporting	63
Security Ownership of Management and Certain Beneficial Owners	63
Delinquent Section 16(a) Reports	64
Audit and Audit Committee Matters	66
Audit and Non-Audit Fees	66
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	66
Audit Committee Report	67
Equity Compensation Plan Information	68
Proposals Requiring Your Vote	69
PROPOSALS 1(a) THROUGH 1(i): ELECTION OF DIRECTORS	69
Proposal 2: Advisory Non-Binding Vote to Approve the Re-Appointment of the Independent Auditors and Binding Vote to Authorize the Audit Committee to Set the Independent Auditors’ Remuneration	73
Proposal 3: Advisory Non-Binding Vote to Approve the Company’s Executive Compensation	74
Proposal 4: Authorize the Company and/or any Subsidiary of the Company to Make Market Purchases or Overseas Market Purchases of Company Shares	75
Proposal 5: Authorize the Price Range at Which the Company can Re-Allot Shares Held as Treasury Shares	76
Other Matters	77
Presentation of Irish Statutory Accounts	77
Registered and Principal Executive Offices	77
Shareholder Proposals for the 2024 Annual General Meeting	77
United States Securities and Exchange Commission Reports	77
Delivery of Documents to Shareholders Sharing an Address	78
General	78

PROXY STATEMENT SUMMARY
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all the information that you should consider, and you should read this entire Proxy Statement carefully before voting. For information regarding our fiscal 2022 operating performance, please review our Annual Report on Form 10-K for the fiscal year ended December 30, 2022.
2023 Annual General Meeting of Shareholders
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Date and Time: Tuesday, May 16, 2023, at 11:00 a.m., local time.

•
Place: Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland.

•
Record Date: March 20, 2023.

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Voting: If you owned Mallinckrodt ordinary shares at the close of business on the record date, then you are entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.
•
Ordinary Shares Outstanding as of Record Date: 13,170,932

•
Transfer Agent: Computershare Inc. (“Computershare”).

•
Place of Incorporation: Ireland.

Meeting Agenda and Voting Recommendations
Proposal		Our Board’s Recommendation
1.	Election of directors (page 69)	FOR each nominee
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration (page 73)	FOR
3.	Advisory non-binding vote to approve the Company’s executive compensation (page 74)	FOR
4.	Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares (page 75)	FOR
5.	Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution) (page 76)	FOR
2022 Company Performance Highlights
You should refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022 for additional information about these highlights.
Key performance highlights for fiscal 2022 include:
•
Total net sales of $1.914 billion, including Specialty Brands net sales of $1.270 billion and Specialty Generics net sales of $644.8 million.

•
Cash Balance at the fiscal year end of $409.5 million. The Company continues to maintain an undrawn accounts receivable financing facility up to $200 million, ending the fiscal year with approximately $610 million in liquidity.

•
Pipeline developments. In September 2022, Terlivaz became the only treatment for adults with hepatorenal syndrome approved by the U.S. Food and Drug Administration (“FDA”). Since approval, we have been working to engage with hospitals to gain formulary inclusion of Terlivaz and have gained formulary approval in a vast majority of those hospitals that have

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   1

PROXY STATEMENT SUMMARY
reviewed the product. With respect to INOmax Evolve, the next-generation delivery system of INOmax, we believe we remain on track for FDA approval in 2023.
Emergence from Chapter 11 Proceedings and Recent Board and Management Changes
On June 16, 2022, we successfully completed our reorganization process, emerged from Chapter 11 proceedings and completed the Irish examinership proceedings. Our emergence from Chapter 11 proceedings enables us to move forward as a diversified global specialty pharmaceutical company with a strengthened balance sheet and increased financial flexibility to invest in our business, execute our strategic initiatives, advance our pipeline and better meet the needs of patients.
On June 16, 2022, we also announced that Sigurdur O. Olafsson had been appointed as President and Chief Executive Officer (“CEO”) and a member of our Board, effective June 25, 2022, and that Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Woodrow A. Myers, Jr., M.D. and James R. Sulat were each appointed as independent directors, effective as of June 16, 2022, with Mr. Bisaro serving as Chairman. Also as of June 16, 2022, each of the then-incumbent Board members (David R. Carlucci, J. Martin Carroll, Paul R. Carter, David Y. Norton, Carlos V. Paya, M.D., JoAnn A. Reed, Angus C. Russell, Anne C. Whitaker, Kneeland C. Youngblood, M.D. and Mark C. Trudeau) resigned from the role of director, and on June 15, 2022, Mark C. Trudeau resigned from his role as President and CEO of Mallinckrodt. None of the directors or officers resigned as a result of any disagreement with Mallinckrodt on any matter relating to its operations, policies or practices. On August 12, 2022 and October 5, 2022, Karen L. Ling and Susan M. Silbermann, respectively, were appointed as independent directors.
Our Director Nominees
Name	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Boards
Paul M. Bisaro*	62	2022	Former President, Chief Executive Officer and Director at Impax Laboratories	—	2
Sigurdur O. Olafsson	54	2022	President, Chief Executive Officer and Director at Mallinckrodt	—	—
Daniel A. Celentano*	71	2022	Former Senior Managing Director at Evercore	Audit	—
Riad H. El-Dada*	58	2022	Former President of U.S. Human Health at Merck	Governance and Compliance	—
Neal P. Goldman*	53	2022	Managing Member of SAGE Capital Investments	Audit; Human Resources and Compensation (Chair)	3
Karen L. Ling*	59	2022	Former Executive Vice President and Chief Human Resources Officer at AIG	Human Resources and Compensation	1
Woodrow A. Myers, Jr., M.D.*	69	2022	Managing Director of Myers Ventures	Governance and Compliance (Chair)	1

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PROXY STATEMENT SUMMARY
Name	Age	Director Since	Principal Occupation	Current Committee Memberships	Other Public Boards
Susan M. Silbermann*	60	2022	Former Global President, Emerging Markets at Pfizer and Chair of the Pfizer Global COVID-19 Task Force	Governance and Compliance	2
James R. Sulat*	72	2022	Former Chief Executive Officer, Chief Financial Officer and Director at Maxygen	Audit (Chair); Human Resources and Compensation	1

*
Independent Director

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   3

GENERAL INFORMATION
GENERAL INFORMATION Questions and Answers about Proxy Materials, Voting, Attending the Meeting and Other General Information
Why did I receive this Proxy Statement?
We are making this Proxy Statement available to you on or about April 5, 2023 on the internet, or by delivering printed versions to you by mail, because our Board is soliciting your proxy to vote at our 2023 Annual General Meeting on May 16, 2023. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Mallinckrodt.
This Proxy Statement and the following documents relating to the 2023 Annual General Meeting are available on the Investor Relations section of our website at ir.mallinckrodt.com:
•
Our Notice of Internet Availability of Proxy Materials;

•
Our Annual Report on Form 10-K for the fiscal year ended December 30, 2022; and

•
Our Irish Statutory Accounts for the fiscal year ended December 30, 2022 and the reports of the Directors and auditors thereon.

How do I access the proxy materials and vote my shares?
The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail.
For shareholders who received a notice by mail about the internet availability of proxy materials: You may access the proxy materials and voting instructions over the internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.
For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.
For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

Who may vote at the Annual General Meeting and how many votes do I have?
If you owned our ordinary shares at the close of business on the record date, March 20, 2023, then you may vote at the Annual General Meeting by following the procedures outlined in this Proxy Statement. At the close of business on the record date, we had 13,170,932 ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote on each matter properly brought before the Annual General Meeting.

May I vote my shares in person at the Annual General Meeting?
Yes, you may vote your shares in person at the Annual General Meeting as follows:
If you are a shareholder of record and you wish to vote in person at the Annual General Meeting, you may do so. If you do not wish to attend yourself, you may also appoint a proxy or proxies to attend, speak and vote in your place. A proxy does not need to be one of our shareholders.
You are not precluded from attending, speaking or voting at the Annual General Meeting, even if you have completed a proxy form. To appoint a proxy other than our designated officers, please contact our Corporate Secretary.
If you are a beneficial owner of shares and you wish to vote in person at the Annual General Meeting, you must obtain a legal proxy from the

4   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

GENERAL INFORMATION
bank, brokerage firm or nominee that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual General Meeting without a legal proxy and a signed ballot.
You do not need to attend the Annual General Meeting to vote your shares and even if you plan to attend the Annual General Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

What is the deadline for voting my shares if I do not vote in person at the Annual General Meeting?
If you are a shareholder of record, you may vote by internet or by telephone until 11:59 p.m., United States Eastern Time, on May 15, 2023, or by mail by returning a signed instrument of proxy (or proxy card) to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15,
Ireland, in each case at least 48 hours before the meeting.
If you are a beneficial owner of shares held through a bank, brokerage firm or other similar organization, please follow the voting instructions provided by your bank or brokerage firm.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?
Shareholder of Record.   If you hold ordinary shares and your name appears in the Register of Members of Mallinckrodt, you are considered the shareholder of record of those shares.
Beneficial Owner of Shares Held in Street Name. If your ordinary shares are held in an account at a bank, brokerage firm or other similar organization, then you are the beneficial owner of shares held in “street name.” As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account.

Can I change my vote after I have submitted my proxy?
Yes. You have the right to revoke your proxy before it is voted at the Annual General Meeting. You may vote again on a later date within the proxy voting deadlines described above by internet or by telephone (only your latest proxy submitted prior to the meeting will be counted) or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person.
However, your attendance at the Annual General Meeting will not automatically revoke a previously submitted proxy unless you actually vote in person at the meeting or file a written instrument with our Corporate Secretary prior to the start of the meeting requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?
Shareholders of Record.   If you are a shareholder of record and you:
•
indicate when voting by internet or by telephone that you wish to vote as recommended by our Board; or

•
sign and return a proxy card without giving specific voting instructions,

then the Company-designated proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.
Beneficial Owners of Shares Held in Street Name.   If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. The (i) election of directors and (ii) advisory vote to approve the

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   5

GENERAL INFORMATION
Company’s executive compensation are considered non-routine matters. A bank or brokerage firm may not vote your shares with respect to non-routine matters if you have not provided instructions. We strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

What is the “quorum” requirement for the Annual General Meeting?
In order to conduct any business at the Annual General Meeting, holders of a majority of our ordinary shares outstanding and entitled to vote on the record date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against or abstained, or broker non-votes, if you:
•
are present and vote in person at the meeting;

•
have voted by internet or by telephone; or

•
have submitted a proxy card or voting instruction form by mail.

Assuming there is a proper quorum of shares represented at the Annual General Meeting, how many shares are required to approve the proposals being voted upon at the Annual General Meeting?
The voting requirements for each of the proposals are as follows:
Proposal		Vote Required
1.	Election of directors	Majority of votes cast
2.	Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee of the Board to set the independent auditors’ remuneration	Majority of votes cast
3.	Advisory non-binding vote to approve the Company’s executive compensation	Majority of votes cast
4.	Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares	Majority of votes cast
5.	Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution)	75% of votes cast
How are abstentions and broker non-votes treated?
Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual General Meeting pursuant to our Articles of Association. Because the approval of all of the proposals is based on the votes properly cast at the Annual General Meeting, abstentions and broker non-votes will not have any effect on the outcome of voting on these proposals under Irish law.

Why did I receive a notice in the mail regarding the internet availability of the proxy materials instead of a paper copy of the proxy materials?
As explained in more detail below, we are using the “notice and access” system adopted by the SEC relating to delivery of our proxy materials over the internet. As a result, we mailed to many of our shareholders a notice about the internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the internet and to request a paper copy of the proxy materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the internet or to request a paper copy may be found on the notice. In addition, the notice contains instructions

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GENERAL INFORMATION
on how shareholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. This notice of internet availability of proxy materials also serves as a Notice of Meeting.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?
The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an internet website, notifying shareholders of the availability of the proxy materials on the internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our cost of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the internet availability of the proxy materials?
Shareholders who previously elected to access the proxy materials over the internet will not receive a notice in the mail about the internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.
If you received a paper copy of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card or voting instruction form. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the cost of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

How do I attend the Annual General Meeting?
The Annual General Meeting will be held at the offices of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland on May 16, 2023.
Shareholders of Record.   For admission to the Annual General Meeting, shareholders of record should bring picture identification to the Registered Shareholders check-in area, where ownership will be verified. If you would like someone to attend on your behalf, please contact our Corporate Secretary prior to the meeting.
Beneficial Owners of Shares Held in Street Name.   Those who have beneficial ownership of
ordinary shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring picture identification, as well as proof from their banks or brokers that they owned our ordinary shares on March 20, 2023, the record date for the Annual General Meeting.
Registration will begin at 10:30 a.m., local time, and the Annual General Meeting will begin at 11:00 a.m., local time. For directions to the Annual General Meeting, please call +353 1 696 0000.

How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on such matters at their discretion.

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GENERAL INFORMATION
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and will tabulate the votes.
Who will pay the costs of soliciting the proxies?
Mallinckrodt will pay the costs of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, facsimile or other electronic means. We have retained Innisfree M&A Incorporated (“Innisfree”) to assist in solicitation of proxies and have agreed to pay Innisfree $15,000, plus certain reimbursable expenses. We have also agreed to indemnify Innisfree against certain liabilities relating to, or arising out of, its engagement. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries, upon request, for their reasonable expenses incurred in sending proxies and proxy materials to beneficial owners of our ordinary shares.

Who is Mallinckrodt’s transfer agent?
Mallinckrodt’s transfer agent is Computershare. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer Mallinckrodt ordinary shares and similar issues, can be handled by calling toll-free 1-877-487-1633 (U.S.) or +1-732-645-4170 (outside the U.S.) or by accessing Computershare’s website at computershare.com.

Where can I find more information about Mallinckrodt?
For other information about Mallinckrodt, you can visit our website at mallinckrodt.com.
We use our website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. We also use our website to expedite public access to time-critical information regarding us in advance of or in lieu of distributing a press release or a filing with the SEC disclosing the same information. Therefore, investors should look to the Investor Relations page of our website for important and time-critical information. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of our website.
We make our website content available for information purposes only. Our website should not be relied upon for investment purposes, and nothing on our website shall be deemed incorporated by reference into this Proxy Statement.

What impact could the COVID-19 pandemic have on the AGM?
The Annual General Meeting will proceed subject to the guidance provided by the Government of Ireland and the Department of Health (of Ireland) or any other governmental agency in place at the time of the meeting and such other measures as the Board considers appropriate to address health and safety concerns. As a result, there may be restrictions on travel and/or gatherings that affect or prohibit travel to and in-person attendance at the Annual General Meeting. Any relevant updates regarding the AGM will be available on our website at ir.mallinckrodt.com.

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CORPORATE GOVERNANCE
CORPORATE GOVERNANCE
On October 27, 2022, Mallinckrodt ordinary shares commenced trading on NYSE American under the symbol “MNK”. Our Corporate Governance Guidelines, general approach to corporate governance and internal policies and procedures are guided by U.S. practice and applicable federal securities laws and regulations as well as NYSE American requirements. Although we are an Irish public limited company, we are not subject to the listing rules of the Euronext Dublin or the listing rules of the U.K. Listing Authority and we are therefore not subject to, nor have we adopted, the U.K. Corporate Governance Code or any other non-statutory Irish or U.K. governance standards or guidelines. While there are many similarities and overlaps between the U.S. corporate governance standards we apply and the U.K. Corporate Governance Code and other Irish and U.K. governance standards or guidelines, there are differences, relating in particular to the extent of the authorization to issue share capital and effect share repurchases that may be granted to the board of directors and the criteria for determining the independence of directors.
Our Board believes that good governance requires not only an effective set of specific practices, but also a culture of responsibility throughout an organization, and governance at Mallinckrodt is intended to achieve both. Our Board also believes that good governance ultimately depends on the quality of an organization’s leadership, and it is committed to recruiting and retaining directors and officers of proven leadership ability and personal integrity.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines designed to assist Mallinckrodt and the Board in implementing effective corporate governance practices. These guidelines, which are reviewed annually by the Governance and Compliance Committee, address, among other things, director responsibilities and independence, Board composition and selection, the role of the Chairman of the Board or of an independent Lead Director, succession planning, Board and committee self-evaluations, recoupment, or “clawback,” of executive compensation and ethics and conflicts of interest. Our Corporate Governance Guidelines are posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.
Independence of Nominees for Director
The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the NYSE American. To be considered independent, a director must be determined by the Board to have no material relationship, directly or indirectly, with us. In assessing independence, the Board considers all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not just from the standpoint of the director, but also from that of the persons or organizations with which the director has an affiliation.
The Board has considered the independence of its members in light of these criteria, has reviewed our relationships with organizations and individuals with which our directors and/or their family members are affiliated and has determined that none of these current relationships is material to us, any of the organizations and individuals involved, or our directors. As to Daniel A. Celentano’s independence specifically, the Board considered that one of Mr. Celentano’s immediate family members, and that immediate family member’s spouse, has a personal friendship with an employee of one of Mallinckrodt’s independent compensation consultants.
Based on these considerations, the Board has determined that each of our directors, other than Sigurdur O. Olafsson, our President and CEO, satisfies our independence criteria and is independent. Additionally, each of our then-incumbent directors who resigned on June 16, 2022, at the time of our emergence from Chapter 11 proceedings, other than Mark C. Trudeau, our then-President and CEO, was previously determined by the Board to have satisfied our independence criteria and deemed to be independent. Each independent director is expected to notify the chair of the Governance and Compliance

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CORPORATE GOVERNANCE
Committee, as soon as reasonably practicable, of changes in such director’s personal circumstances that may affect the Board’s evaluation of the director’s independence.
Director Nominations Process
The Governance and Compliance Committee is responsible for developing the general criteria, subject to approval by the full Board, used in identifying, evaluating and selecting qualified candidates for election or re-election to the Board. The Governance and Compliance Committee periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the then-current make-up of the Board. Final approval of director candidates is determined by the full Board, and invitations to join the Board are extended by the Chairman of the Board on behalf of the entire Board.
The Governance and Compliance Committee, in accordance with our Corporate Governance Guidelines, seeks to create and maintain a Board that is strong in its collective knowledge and has a diversity of backgrounds, skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, corporate governance and global markets. When the Governance and Compliance Committee reviews a potential new candidate, it looks specifically at the candidate’s qualifications in light of our needs and the needs of the Board at that time, given the then-current mix of director attributes.
As described in our Corporate Governance Guidelines:
•
Directors should be individuals of the highest ethical character and integrity;

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Directors should have demonstrated management ability at senior levels in successful organizations, including as the chief executive officer of a public company or as the leader of a large, multifaceted organization, including government, educational and other non-profit organizations;

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Each director should have the ability to provide wise, informed and thoughtful counsel to senior management on a range of issues and be able to express independent opinions, while at the same time working as a member of a team;

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Directors should be free from any conflict of interest or business or personal relationship that would interfere with their fiduciary duties to Mallinckrodt; and

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Directors should be independent of any particular constituency and be able to represent all of our shareholders.

The Governance and Compliance Committee assesses independence and also monitors adherence by the members of the Board with NYSE American corporate governance listing standards for populating the Audit Committee, Human Resources and Compensation Committee (which we sometimes refer to as the “HRCC”) and Governance and Compliance Committee. In general, directors may not serve on more than four public company boards of directors (including ours). If the director is employed as the chief executive officer of a publicly traded company, the director may serve on no more than three public company boards of directors (including ours).
As provided in its charter, the Governance and Compliance Committee will consider nominations submitted by shareholders. To recommend a nominee, a shareholder should write to our Corporate Secretary at our registered address, Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. Any such recommendation must include:
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The name and address of the candidate;

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A brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

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The candidate’s signed consent to serve as a director if elected and to be named in our Proxy Statement.

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The recommendation must also include documentary evidence of ownership of our ordinary shares if the shareholder is a beneficial owner, as well as the date the shares were acquired and the name and address of the shareholder, as required by our Articles of Association.
To be considered by the Governance and Compliance Committee for nomination and inclusion in our Proxy Statement for the 2024 Annual General Meeting, a shareholder recommendation for director must be received by our Corporate Secretary not earlier than the close of business on January 17, 2024 and not later than the close of business on February 16, 2024, provided, that in the event the date of the 2024 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2023 Annual General Meeting, notice must be received no earlier than the close of business on the 120th day prior to the date of the 2024 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2024 Annual General Meeting or, if the first public announcement of the date of the 2024 Annual General Meeting is less than 100 days prior to the date of the 2024 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual General Meeting is first made. Once our Corporate Secretary receives the recommendation, we will deliver a questionnaire to the candidate requesting additional information about the candidate’s independence, qualifications and other information that would assist the Governance and Compliance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our Proxy Statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Governance and Compliance Committee.
The Governance and Compliance Committee also receives suggestions for director candidates from Board members and, in its discretion, may also employ a third-party search firm to assist in identifying candidates for director. All eight of our nominees for director are current members of the Board. Prior to our emergence from Chapter 11 proceedings on June 16, 2022, in accordance with the Plan, six of our nominees (Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Woodrow A. Myers, Jr., M.D. and James R. Sulat) were designated by the Required Supporting Unsecured Noteholders (as defined in the Plan) and approved by the Board. On June 16, 2022, each of our then-incumbent directors resigned, and immediately following their resignations, the six nominees were appointed to the Board in accordance with the Plan. In August 2022, Karen L. Ling was recommended as a director candidate by Paul M. Bisaro, our Chairman, and on August 12, 2022, was appointed to the Board. In September 2022, Susan M. Silbermann was recommended as a director candidate by Sigurdur O. Olafsson, our President and CEO, and on October 5, 2022, was appointed to our Board.
In evaluating candidates for director, the Governance and Compliance Committee uses the guidelines described above, and evaluates shareholder candidates in the same manner as candidates proposed from all other sources. Based on its evaluation, the Governance and Compliance Committee recommended each of the nominees for election by the shareholders. More information regarding each director nominee’s qualifications can be found in Proposal 1 later in this Proxy Statement.
Majority Vote for Election of Directors
Directors are elected by the affirmative vote of a majority of the votes cast by shareholders at the Annual General Meeting (present in person or by proxy) and serve for one-year terms. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board and the position that would have been filled by such nominee will become vacant. Given that Irish law does not recognize the concept of a holdover director, incumbent directors who do not receive a majority of the votes cast at the Annual General Meeting are not re-elected to the Board, and immediately following the Annual General Meeting, will no longer be members of the Board.
Irish law does require, however, a minimum of two directors at all times. If an election results in either only one or no directors receiving the required majority vote, either the nominee or each of the two nominees receiving the greatest number of votes in favor of his or her election shall, in accordance with our Articles of Association, hold office until such director’s successor(s) is elected.

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CORPORATE GOVERNANCE
Executive Sessions of the Board
The independent directors generally meet in executive session, without members of management present, at each regularly scheduled Board meeting and at such other times as may be deemed appropriate. At least one such meeting each year is limited to “independent directors” as defined by the NYSE American corporate governance listing standards. Other than the meeting limited to independent directors, these executive sessions may include a discussion with our Chief Executive Officer.
Board Leadership Structure
The positions of Chairman of the Board and CEO are held separately at Mallinckrodt. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, provides an appropriate information flow to the Board and presides at meetings of the Board and shareholders. The Chairman of the Board works with other Board members to provide strong, independent oversight of our management and affairs. We believe that having a non-executive, independent Chairman of the Board is in the best interests of the Company and our shareholders at this time. The separation of the roles of Chairman of the Board and CEO allows our CEO to focus on managing the Company’s business and operations, and allows our Chairman of the Board to focus on Board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that separation of these roles ensures the independence of the Board in its oversight role of evaluating and assessing the CEO and management generally. Future modification of the Board leadership structure will be made at the sole discretion of the Board. A more detailed description of the role and responsibilities of the Chairman of the Board is set forth in our Corporate Governance Guidelines.
Code of Conduct
We have adopted the Mallinckrodt Code of Conduct, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K and meets the requirements of a code of business conduct and ethics under the NYSE American corporate governance listing standards. Our Code of Conduct applies to all employees, officers and directors of Mallinckrodt, including, without limitation, our CEO, CFO and other senior financial officers, and is reviewed annually by our Governance and Compliance Committee. Our Code of Conduct is posted on our website at mallinckrodt.com under the heading “Investor Relations — Corporate Governance.” We will also provide a copy of our Code of Conduct to shareholders upon request. We intend to disclose any amendments to our Code of Conduct, as well as any waivers for executive officers or directors, on our website.
Board Risk Oversight
Our Board oversees an enterprise-wide approach to risk management designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in approving our business strategy is a key part of its assessment of management’s appetite for risk and the determination of what constitutes an appropriate level of risk for us. In this process, risk is assessed throughout the business, focusing on three primary areas: financial risk; legal/compliance risk; and operational/strategic risk.
While the full Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee oversees, conducts an annual assessment of and reports to the Board on our enterprise risk management program, focuses on financial risk, including internal controls over financial reporting, and receives an annual risk assessment report from our internal auditors, and oversees reporting requirements related to environmental, social and governance (“ESG”) and ESG-related risks. The Governance and Compliance Committee assists the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance, ESG strategy and best practices and public policy issues

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that affect us and works closely with our legal and regulatory groups. In addition, in setting compensation, the HRCC strives to create incentives that encourage a level of risk-taking behavior consistent with our business strategy. The HRCC also oversees diversity and inclusion initiatives, including in relation to our ESG reporting. The full Board has primary oversight with respect to cybersecurity and information security-related risks.
Environmental, Social and Governance – Our Commitment to Operating Responsibly
We strive to be a force for good. We are committed to doing more and are taking steps to ensure we are operating and growing responsibly. We believe ESG programs are foundational to creating long-term value for all our stakeholders, including shareholders, patients, employees, customers and the communities in which we operate and live.
ESG Governance
Our Board of Directors is responsible for incorporating ESG into long-term strategy and risk management. At the operational level, ESG is managed by our Executive Vice President and Chief Transformation Officer who leads our ESG Steering Committee responsible for strategy implementation, stakeholder engagement, disclosures, reporting and communications. Cross-functional working groups manage specific ESG programs and initiatives to ensure progress and accountability.
Environmental Impact
We are committed to conducting our business in a manner that minimizes the environmental impacts of our operations and promotes responsible management of resources. In alignment with our Supplier Code of Conduct, our goal is to source products and services from suppliers that share our commitment to quality, innovation, customer satisfaction and sustainability. We believe creating a sustainable supply base and deploying environmentally preferable business practices is critical to our long-term success and growth.
We continually seek opportunities to conserve resources by improving efficiencies, introducing renewable energy sources, reducing our consumption and minimizing waste. In particular, in 2022:
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our manufacturing site and office in Dublin, Ireland, sourced 100% renewable electricity;

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electric vehicle charging stations were installed at four of our corporate offices to encourage sustainable transportation;

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more than 87% of hazardous waste generated across the Company was recycled or reclaimed, and the remaining hazardous waste was disposed of in a traditional waste management manner, appropriately and in accordance with local laws and regulations; and

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our manufacturing site located in St. Louis, Missouri reduced its water usage by more than 50% in the past six years, as part of an intensive water conservation program.

Social and Employee Matters
Our employees are our most important resource. We strive to create a workplace where our people can be themselves and feel supported personally and professionally, so they can contribute to their full potential and thrive in their careers. We are committed to investing in our employees’ growth and development and creating a safe and healthy work environment. Mallinckrodt is also deeply committed to active social engagement by supporting and empowering individuals, groups and organizations in the communities where we live and work.
We employ a multi-national workforce of approximately 2,700 people as of December 30, 2022. Approximately 18% of our employees are field-based and work across multiple countries engaging with healthcare professionals and facilities. Our products are developed by a workforce with specialized degrees in science, engineering and technology. Our manufacturing and distribution locations across the U.S., Ireland and Japan make up 60% of our workforce; 22% of our employees work within our science and technology and corporate services locations of Hampton, New Jersey; Hazelwood, Missouri;

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CORPORATE GOVERNANCE
Webster Groves, Missouri; Washington DC; Staines, U.K. and Dublin, Ireland. Of our total workforce, 99% are full time. As an equal opportunity employer, we are committed to providing a safe and welcoming work environment where all team members are treated with individual respect and dignity. We have established policies and practices to protect all employees and applicants for employment from discrimination based on race, color, religion, gender, sexual orientation, gender identity and expression, national origin, age, disability, veteran status or genetics. Additionally, we seek to comply with all applicable laws governing nondiscrimination in employment in every location in which Mallinckrodt has facilities.
Employee Benefits and Well-Being
We believe in providing comprehensive and competitive benefits, designed to be equitable and to meet our employees’ diverse and unique needs. We are intentional about building inclusivity into our benefits strategy.
In the U.S., Mallinckrodt provides:
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Up to four weeks of paid caregiver leave to help eligible employees deal with family responsibilities;

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Medications at zero employee cost to promote medication adherence for certain chronic medical conditions; and

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Fertility benefits that provide equitable benefits to same-sex couples.

Mallinckrodt also offers a variety of advocacy support resources for employees and their families, including:
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Clinical support for infertility, maternity, oncology, inpatient care, musculoskeletal conditions, congenital heart disease and transplant situations;

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Second opinion services for new or existing medical issues by board-certified, elite specialists at zero cost to employees; and

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Behavioral Health Advocacy to assist employees and their families with complex behavioral health concerns.

Employee Training, Learning & Development
We are committed to a culture of continuous learning, aimed at advancing our workforce through personal and professional development. Our global talent strategy helps us identify and align individual employee aspirations with business needs to support development and succession planning across the organization. We offer a wide range of leadership and individual development offerings, inclusive of but not limited to, tuition reimbursement, leadership development training, individual development planning, a robust library of on-demand e-learning content, workshops and seminars, networking and professional coaching. We also partner with external organizations and invest in programs specifically aimed at advancing diverse talent.
Employee Engagement
At Mallinckrodt, we value employee feedback. We are intentional about creating a culture where employees can speak freely and are empowered to ask questions. We create opportunities to solicit feedback from employees through one-on-one sessions, focus groups and employee surveys. These forums have and will continue to provide us the opportunity to ensure our employees are engaged and supported both personally and professionally.
Diversity, Equity and Inclusion (“DEI”)
We believe innovation stems from diversity of thought and experience. We strive to build an inclusive and equitable workplace that fosters the type of engaged culture that leads to better solutions and

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outcomes for the patients we serve. We have multiple policies in place to protect all employees such as the Inclusion, Diversity and Individual Respect policy and Harassment Free Workplace policy.
Our employee-led DEI Council and Business Resource Groups (“BRGs”) play key roles in cultivating and inspiring a more inclusive culture. Our BRGs offer employees unique networking and professional development opportunities and help promote greater cultural understanding throughout the organization. Our eight BRGs are African American, Champion Circles, Family First, International, LGBTQA+ (“Pride Alliance”), Namaste Asia, Veterans and Women in Business.
Our BRGs frequently host educational events to help foster a culture of diversity, equity and inclusion. Examples from 2022 include:
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African American BRG hosted its third annual summit, titled Beyond Equity: A Call to Action that included leadership and guest speakers discussing how Mallinckrodt can play a role in bringing equity to underrepresented groups.

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Women in Business BRG hosted quarterly “Climb the Ladder” skill-building workshops, as well as a roundtable discussion with members of our Executive Committee on the topics of gender diversity and allyship.

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Namaste Asia BRG hosted an educational webinar that explored the misconceptions about Asian Americans that create impediments to leadership and collaboration, and what they can do to achieve equality.

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Pride Alliance BRG hosted a roundtable discussion around transgender and nonbinary inclusion and ally-ship.

Social Impact and Charitable Giving
Our social impact strategy focuses on improving the health and well-being of patients, building stronger communities and empowering our employees to dedicate their time and resources to the causes they care about most. Our volunteer program provides eight hours of paid time off to eligible employees annually for qualified volunteer activities, in addition to time off to participate in our global month of service that’s held every October. To encourage charitable giving, we match U.S. employee donations to eligible nonprofit organizations – up to $2,500 per employee, per calendar year. We also activate special matching opportunities during times of disaster or crisis.
We provide patient-related and philanthropic support to nonprofit organizations that are aligned with our mission to address unmet needs with innovative solutions. Our patient-centric charitable contributions support initiatives and programs that have broad public benefit and advance medical care and/or patient care within the Company’s therapeutic areas of focus. Our community-based investments are centered in three strategic areas: (i) improving health and wellness; (ii) advancing science, technology, engineering and mathematics (“STEM”) education; and (iii) stimulating jobs and economic growth in life sciences.
Mallinckrodt continues to focus efforts on advancing health equity and improving outcomes for underrepresented communities. We collaborate with patient advocacy organizations to improve engagement with these communities and promote greater awareness of health disparities in our key therapeutic areas of focus. For example, in 2022, Mallinckrodt supported:
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NephCure Kidney International’s Health Equity and Diversity Initiative aimed at creating more equitable access to research and care for underrepresented individuals living with, or are at high risk of developing, chronic kidney diseases.

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The Myositis Association’s Affinity Groups program to amplify patient voices, equity and access, and create safe spaces for communities that share more in common than their myositis.

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The American Liver Foundation’s Think Liver Think Life national public health campaign that focuses on awareness and screening of liver disease.

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CORPORATE GOVERNANCE
We supported STEM education helping to expanded opportunities for female and minority students, further closing the gap in access for these underrepresented groups. Examples of 2022 grant support include:
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Students 2 Science, a New Jersey-based nonprofit that inspires and educates students in underserved communities to pursue STEM careers.

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Maydm, Inc., a nonprofit in Madison, Wisconsin that provides girls and youth of color in grades 6 – 12 with skill-based training in STEM fields.

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Millbrook Robotics “GearCats” Booster Club that provides invaluable hands-on STEM education and experience for the students at Millbrook High School, one of North Carolina’s largest and most diverse public high schools.

Respect for Human Rights
We are committed to conducting all of our activities in accordance with high standards of business conduct. We forbid forced child labor, human trafficking and unsafe working conditions, and condemn behaviors that do not support human dignity and respect. We expect our businesses and suppliers to pay fair wages and provide safe working environments free of all human rights violations, as highlighted in our Supplier Code of Conduct. Since fiscal 2017, we have published an annual U.K. Modern Slavery Act Disclosure that sets forth information regarding the steps we have taken to mitigate the risks associated with modern slavery in our business and supply chain.
Anti-Bribery and Anti-Corruption
We are committed to compliance with all applicable global anti-corruption laws, including the U.S. Foreign Corrupt Practices Act (FCPA) and U.K. Bribery Act of 2010. We maintain an anti-bribery and anti-corruption policy to ensure that all of our businesses and employees are aware of their associated responsibilities. We have voluntarily certified to the Pharmaceutical Research and Manufacturers of America Code on Interactions with Health Care Professionals.
Transactions with Related Persons
The Governance and Compliance Committee is responsible for the review and, if appropriate, approval or ratification of “related-person transactions” involving us or our subsidiaries and related persons. Under SEC rules, a related person is a director, nominee for director, executive officer or a beneficial owner of 5% or more of our ordinary shares and their immediate family members. The Board has adopted written policies and procedures that apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount of which exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and the related person has a direct or indirect material interest. Based on Mallinckrodt’s review of its transactions, there have been no transactions or proposed transactions considered to be related party transactions since January 1, 2022.
Communications with the Board of Directors
The Board has established a process for interested parties to communicate with members of the Board. If you have a concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach the Board via e-mail at board.directors@mnk.com. A direct link to this e-mail address can be found on our website. You may also submit communications in writing or by phone. Please refer to the Board contact information that can be found at mallinckrodt.com/contact-us/. All concerns and inquiries are received and reviewed promptly by the Office of the General Counsel. Any significant concerns relating to accounting, internal controls over financial reporting or audit matters are reviewed with the Audit Committee.
All concerns will be addressed by the Office of the General Counsel, unless otherwise instructed by the Audit Committee or the Chairman of the Board. The status of all outstanding concerns is reported to the Chairman of the Board and the Audit Committee on a quarterly basis, and any concern that is

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determined to pose an immediate threat to us or concern one of our senior officials (any executive officer or any direct report to the President and Chief Executive Officer) is immediately communicated to the Chair of the Audit Committee. The Chairman of the Board or the Audit Committee may determine that certain matters should be presented to the full Board and may direct the retention of outside counsel or other advisors in connection with any concern addressed to them. The Mallinckrodt Code of Conduct prohibits any employee from retaliating against anyone for raising or helping to resolve an integrity question. The Governance and Compliance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

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BOARD OF DIRECTORS AND BOARD COMMITTEES
BOARD OF DIRECTORS AND BOARD COMMITTEES
General
Our business, property and affairs are managed under the direction of the Board. Directors are kept informed about our business through discussions with the Chairman of the Board and the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.
During fiscal 2022, the Board held eight meetings, both in person and telephonically. Each member of the Board attended 75% or more of the total number of meetings of the Board and the total number of meetings held by all of the committees on which such director served during the director’s term in office during fiscal 2022. While our Corporate Governance Guidelines provide that Board members are expected to attend our Annual General Meeting, our 2022 AGM was held outside of our usual schedule for holding the AGM, due to our mid-year emergence from bankruptcy and appointment of a new Board of Directors upon emergence. As such, it was not practicable to engage in the usual advance AGM preparations and our Board members were not present in person at the AGM. In accordance with Irish law and our Articles of Association, the AGM was chaired by one of the proxyholders present appointed by the Corporate Secretary.
Board Committees
Upon our emergence from Chapter 11 proceedings on June 16, 2022, we reconstituted our Board and committees. Each of our then-incumbent directors resigned, and we eliminated the Science and Technology Committee. The Board now has three standing committees: a separately designated Audit Committee established in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the NYSE American corporate governance listing standards; a Human Resources and Compensation Committee; and a Governance and Compliance Committee. Membership and chairs of the committees are recommended by the Governance and Compliance Committee and selected by the Board. The committees report on their activities to the Board at each regular Board meeting.
The table below provides standing committee membership information as of the date of this Proxy Statement.
Non-Employee Directors	Audit Committee	Governance and Compliance Committee	Human Resources and Compensation Committee
Paul M. Bisaro
Daniel A. Celentano
Riad H. El-Dada
Neal P. Goldman
Karen L. Ling
Woodrow A. Myers, Jr., M.D.
Susan M. Silbermann
James R. Sulat
Number of Meetings Held in Fiscal 2022(1)	14	5	4
(1) The Science and Technology Committee was eliminated on June 16, 2022, in connection with the Board and committee reconstitution and our emergence from Chapter 11 proceedings. The Science and Technology Committee held one meeting in fiscal 2022.

18   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

BOARD OF DIRECTORS AND BOARD COMMITTEES
Chairman of the Board	Chair	Member
Committee	Responsibilities and Composition
Audit Committee
The Audit Committee monitors the integrity of our financial statements, the independence and qualifications of the independent auditors, the performance of our internal auditors and independent auditors, our compliance with certain legal and regulatory requirements and the effectiveness of our internal controls. The Audit Committee is responsible for selecting, retaining, evaluating, setting the remuneration of and, if appropriate, recommending the termination of our independent auditors. The current members of the Audit Committee are Mr. Sulat, Mr. Celentano and Mr. Goldman. Each of them is independent under SEC rules and NYSE American corporate governance listing standards applicable to audit committee members. Mr. Sulat is the Chair of the Audit Committee. The Board has determined that Mr. Sulat is an audit committee financial expert. The Audit Committee operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.

Governance and Compliance Committee	The Governance and Compliance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for election at the Annual General Meeting, developing and recommending to the Board our Corporate Governance Guidelines, taking a general leadership role in our corporate governance and assisting the Board in fulfilling its oversight responsibility with respect to regulatory, healthcare compliance and public policy issues that affect us. The Governance and Compliance Committee, together with the HRCC, also reviews the succession planning process relating to the Chief Executive Officer. The members of the Governance and Compliance Committee are Dr. Myers, Mr. El-Dada and Ms. Silbermann, each of whom is independent under NYSE American corporate governance listing standards. Dr. Myers is the Chair of the Governance and Compliance Committee. The Governance and Compliance Committee operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.
Human Resources and Compensation Committee
The HRCC reviews and approves compensation and benefits policies and objectives, determines whether our officers and employees are compensated according to those objectives and carries out the Board’s responsibilities relating to executive compensation. The HRCC, together with the Governance and Compliance Committee, also reviews the succession planning process relating to the Chief Executive Officer. The current members of the HRCC are Mr. Goldman, Ms. Ling and Mr. Sulat, each of whom is independent under NYSE American corporate governance listing standards applicable to compensation committee members. Mr. Goldman is the Chair of the HRCC. The HRCC operates under a charter approved by the Board, which is posted on our website at ir.mallinckrodt.com/corporate-governance/highlights.

In addition to the three standing committees, the Board previously established an ad hoc Strategic Review Committee to facilitate the Board’s evaluation of strategic alternatives with respect to the Company’s liabilities generally, including, without limitation, evaluation of alternatives with respect to addressing litigation and other contingent, unliquidated or unmatured liabilities as well as funded debt, whether by means of settlements of litigation, exchange offers or other out-of-court liability management transactions and/or a potential bankruptcy of the Company pursuant to a filing under Chapter 11

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   19

BOARD OF DIRECTORS AND BOARD COMMITTEES
and/or any of its subsidiaries, or otherwise, and providing direction and oversight to the Company’s management with respect thereto. The members of the Strategic Review Committee were Angus C. Russell (Chair), Paul R. Carter, Anne C. Whitaker, and Kneeland C. Youngblood, M.D. The Strategic Review Committee did not hold any meetings in fiscal 2022. On June 16, 2022, following the Company’s emergence from Chapter 11 proceedings, the Strategic Review Committee was eliminated.

20   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
Fiscal 2022
As approved by our Board, the compensation structure for non-employee directors for fiscal 2022 up until our emergence from bankruptcy (“Emergence”) consisted of an annual cash retainer and supplemental cash retainers. Upon Emergence, our Board approved the compensation structure for non-employee directors as described in the section “Post-Emergence” below.
Pre-Emergence
The pre-Emergence compensation structure was determined in conjunction with the Governance and Compliance Committee, after reviewing data and analyses from the Governance and Compliance Committee’s independent compensation consultant prior to Emergence, Willis Towers Watson (“WTW”). For fiscal 2022, until our Emergence, non-employee directors received the compensation described below:
Cash Retainers
Board Members. Each director received an annual cash retainer of $336,000, paid in quarterly installments at the end of each quarter. Directors joining the Board other than on the first day of a quarter received a cash retainer pro-rated for the number of days served during their initial quarter of service.
Committee Chairs. The Chair of the Audit Committee received a supplemental annual cash retainer of $25,000. The Chair of the Human Resources and Compensation Committee received a supplemental annual cash retainer of $20,000. The Chairs of the Governance and Compliance Committee and the Science and Technology Committee each received a supplemental annual cash retainer of $15,000. The Chair of the Strategic Review Committee did not receive any additional retainer for this service.
Committee Members. Each member of a committee (excluding committee chairs) received a supplemental annual cash retainer of $5,000.
Non-Executive Chairman of the Board. Our non-executive Chairman received a supplemental annual cash retainer of $139,600.
Equity Awards
RSUs. Historically, at the time of our Annual General Meeting, each non-employee director received an annual grant of RSUs with a value of $295,000. Additionally, our non-executive Chairman received, at the time of our Annual General Meeting, additional RSUs with a value of $112,000. The awards vested on the date of our next succeeding Annual General Meeting.
New directors received a pro-rated annual equity grant. A pro-rated annual equity grant would not be granted to any new director who commenced service less than three months prior to the vesting date.
During fiscal 2020, our Board, upon the recommendation of the Governance and Compliance Committee and the HRCC, and with the advice of WTW, approved, in lieu of an annual equity award, an increase in the annual cash retainer for all directors by an amount equal to 80% of the annual equity award value, reflecting a 20% reduction to reflect the shorter-term nature of this component. This change was implemented due to the various uncertainties the Company was facing associated with outstanding legal issues related to opioids and Acthar® Gel, and was benchmarked against similar changes implemented at other companies facing such uncertainties and is generally aligned with the approach taken by companies of comparable size to the Company. This compensation structure was again approved in fiscal 2021, as the Company’s circumstances had not materially changed.
Other
Pursuant to our U.S. Matching Gift Program, we match employee and director contributions to eligible charitable organizations up to $2,500 per year. Directors are also reimbursed for reasonable out-of-pocket

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
expenses incurred in attending Board meetings, committee meetings and shareholder meetings. Directors are typically provided with commercial aircraft airfare in order to travel to and from such meetings.
Post-Emergence
Upon our Emergence on June 16, 2022, our Board approved the 2022 compensation for non-employee directors described below.
Cash Retainers
Board Members. Each non-employee director receives an annual cash retainer of $75,000, paid in quarterly installments at the beginning of each quarter.
Committee Chairs. The Chair of the Audit Committee receives a supplemental annual cash retainer of $25,000. The Chairs of the Human Resources and Compensation Committee and the Governance and Compliance Committee each receive a supplemental annual cash retainer of $17,500.
Committee Members. Each member of the Audit Committee (excluding the chair) receives a supplemental annual cash retainer of $15,000. Each member of the Human Resources and Compensation Committee and the Governance and Compliance Committee (excluding the chairs) receives a supplemental annual cash retainer of $10,500.
Non-Executive Chairman of the Board. The non-executive Chairman of the Board receives a supplemental annual cash retainer of $25,000.
In addition, each non-employee director will receive $1,500 for each meeting attended that is in excess of 10 meetings (including meetings of the Board and each committee of the Board).
Equity Awards
On June 16, 2022, the Board approved equity grants to each non-employee director of 48,809 RSUs (intended to have a $700,000 value based on a pre-Emergence valuation of the Company presented to the Board at such time) and a grant of 75,091 RSUs to our non-executive Chairman of the Board (intended to have a $930,000 value based on such valuation). The RSU grants were intended to represent the full equity compensation for our non-employee directors for the first two years following Emergence, and therefore vest ratably on each of the first two anniversaries of the date of our Emergence. The RSU grants became effective on July 1, 2022, by which time the OTC trading price of the Company’s ordinary shares exceeded the per share price based on the pre-Emergence valuation of the Company. It was subsequently determined that the RSU grants may have as a technical matter exceeded the annual grant maximum amount set forth in the MIP (as defined below) and that due to ministerial errors in computation, fewer units than intended to achieve the $700,000 valuation had been granted to each non-employee director, other than the non-executive Chairman, to whom more units than intended to achieve the $930,000 valuation had been granted. In order to remedy these errors, on August 16, 2022, each non-employee director agreed to relinquish 22,533 (44,354, in the case of the non-executive Chairman) of the previously granted RSUs (taken ratably from the two vesting tranches). Ms. Ling and Ms. Silbermann were not impacted by the errors, as they were appointed to the Board subsequent to the June 2022 grants.
In connection with their appointments to our Board effective August 12, 2022 and October 5, 2022, Ms. Ling and Ms. Silbermann each received a grant of 26,276 RSUs on September 14, 2022 and October 11, 2022, respectively. The RSUs vest ratably on each of the first two anniversaries of Emergence.
On January 3, 2023, we granted to each non-employee director 26,277 RSUs (39,083 RSUs, in the case of the non-executive Chairman), subject to the applicable director’s continued service through such date. The RSUs vest ratably on each of the first two anniversaries of Emergence.

22   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Share Retention and Ownership Guidelines
Our Corporate Governance Guidelines have provisions requiring all non-employee directors to hold Mallinckrodt ordinary shares with a market value of at least five times the annual cash retainer. Until the required ownership level is achieved, the non-employee directors are required to retain net after tax shares received upon vesting of RSUs. However, as a result of the Chapter 11 Cases and related circumstances, on November 3, 2020, the Board waived compliance with the stock ownership guidelines for the duration of the Chapter 11 Cases. The stock ownership guidelines have been reinstated since our Emergence on June 16, 2022.
2022 Director Compensation
The following table provides information concerning the compensation paid by us to each of our non-employee directors for the fiscal year ended December 30, 2022. Compensation for Mark C. Trudeau, our former President and CEO, and Sigurdur O. Olafsson, our current President and CEO, are shown in the Summary Compensation Table. Neither Mr. Olafsson nor Mr. Trudeau received additional compensation for their services as a director.
2022 Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Current Directors
Paul M. Bisaro	72,396	650,702	—	723,098
Daniel A. Celentano	59,658	556,263	—	615,921
Riad H. El-Dada	51,210	556,263	—	607,473
Neal P. Goldman	70,475	556,263	—	626,738
Karen L. Ling	31,591	419,628	—	451,218
Woodrow A. Myers, Jr., M.D.	55,018	556,263	—	611,281
Susan M. Silbermann	20,435	446,692	—	467,127
James R. Sulat	72,107	556,263	—	628,370
Former Directors(1)
David R. Carlucci	341,000	—	—	341,000
J. Martin Carroll	356,000	—	—	356,000
Paul R. Carter	351,000	—	—	351,000
David Y. Norton	356,000	—	—	356,000
Carlos V. Paya, M.D.	356,000	—	—	356,000
JoAnn A. Reed	361,000	—	—	361,000
Angus C. Russell	490,600	—	—	490,600
Anne C. Whitaker	346,000	—	—	346,000
Kneeland C. Youngblood, M.D.	346,000	—	—	346,000

(1)
Each of Angus C. Russell, David R. Carlucci, J. Martin Carroll, Paul R. Carter, David Y. Norton, Carlos V. Paya, M.D., Ph.D., JoAnn A. Reed, Anne C. Whitaker and Kneeland C. Youngblood, M.D. resigned from their roles as directors of the Company on June 16, 2022.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   23

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
Set forth below are the names, ages and current positions of our current executive officers:
Name	Age	Title
Sigurdur O. Olafsson	54	President, Chief Executive Officer and Director
Bryan M. Reasons	55	Executive Vice President and Chief Financial Officer
Henriette Nielsen	57	Executive Vice President and Chief Transformation Officer
Mark Tyndall	47	Executive Vice President, Chief Legal Officer and Corporate Secretary
Kassie Harrold	44	Executive Vice President and Chief Compliance Officer
Lisa French	54	Executive Vice President and Chief Commercial Officer
Dr. Peter Richardson	63	Executive Vice President and Chief Scientific Officer
Stephen Welch	45	Executive Vice President and Head of Specialty Generics
Jason Goodson	42	Executive Vice President and Head of Corporate Development
Executive Officer Biographies
Sigurdur O. Olafsson is our President, Chief Executive Officer and a director. See Proposal 1(i) on page 72 for more information about Mr. Olafsson.
Bryan M. Reasons is our Executive Vice President and Chief Financial Officer. He has executive responsibility for the global finance function. Prior to joining Mallinckrodt in March 2019, Mr. Reasons served as Senior Vice President and Chief Financial Officer of Amneal Pharmaceuticals, Inc., a pharmaceutical company, from May 2018 until January 2019 and as Senior Vice President, Finance and Chief Financial Officer of Impax Laboratories, Inc., a specialty pharmaceutical company, from December 2012 until Amneal and Impax completed their business combination to form Amneal, a generics and specialty pharmaceutical company, in May 2018. Mr. Reasons previously served as Impax’s Acting Chief Financial Officer from June 2012 to December 2012 and as Impax’s Vice President, Finance from January 2012 to June 2012. Prior to joining Impax in January 2012, he held various finance management positions at Cephalon, Inc. from 2005 to 2012 and at E. I. Du Pont De Nemours and Company from 2003 to 2005 and was at PricewaterhouseCoopers LLP from 1993 to 2003, last serving as senior manager. Mr. Reasons also serves as an independent board director and audit committee chair for both Aclaris Therapeutics, Inc. (since April 2018) and Societal CDMO, Inc., formerly Recro Pharma, Inc. (since March 2017).
Henriette Nielsen is our Executive Vice President and Chief Transformation Officer, a role she assumed in August 2022. Ms. Nielsen has executive responsibility for all human resources and people-related matters, communications and facilities, as well as responsibility for building out our ESG program. Ms. Nielsen brings significant experience from a range of corporate functions and an impressive track record of enhancing operations at pharmaceutical companies. Previously, Ms. Nielsen served at Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, as Executive Vice President, Business Operations, a role she held from June 2018 to July 2022. Before that, Ms. Nielsen served at Teva Pharmaceuticals, a global pharmaceutical company, as Senior Vice President and Chief Transformation Officer, from January 2015 to June 2018. Before that, she was the founder of System Matters APS, a healthcare and impact investing consultancy from April 2011 to December 2014 and the general counsel and an executive vice president at Actavis Group from January 2006 to March 2011. Ms. Nielsen began her career as a commercial lawyer in Denmark at Kromann Reumert. She presently serves as Vice Chair of Think Equal USA, a not-for-profit providing and advocating for early-age social emotional learning, and is an advisor to EIR, which promotes women’s sports globally. Ms. Nielsen was a candidate of law at the University of Copenhagen, received her Master of Laws at the University of Edinburgh, and completed a Leading Sustainable Corporation Programme at the University of Oxford.
Mark Tyndall is our Executive Vice President, Chief Legal Officer and Corporate Secretary, roles he assumed in August 2022. Mr. Tyndall has executive responsibility for all legal functions and serves as

24   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE OFFICERS
the primary liaison to the Board of Directors. He also has responsibility for Mallinckrodt’s Government Affairs and Patient Advocacy functions. Previously, from February 2021 to August 2022, Mr. Tyndall served as Mallinckrodt’s Senior Vice President and U.S. General Counsel, where he had responsibility for the U.S. and international commercial legal teams, corporate litigation and investigations, legal operations, and the corporate privacy function, and oversaw the Government Affairs team. Before that, Mr. Tyndall held the roles of Senior Vice President of Government Affairs & Chief Counsel of Litigation (from February 2019 to February 2021), and Vice President of Government Affairs, Policy and Patient Advocacy (from June 2014 to February 2019). Prior to Mallinckrodt, Mr. Tyndall served as Head of Global Policy and Public Affairs at Bayer Healthcare’s consumer health division, a role he served in from January 2013 to June 2014. Prior to joining Bayer, Mr. Tyndall practiced healthcare and political law in the Washington, D.C. office of Sidley Austin LLP, where he focused on healthcare regulatory issues, fraud and abuse matters and legislative and policy issues. He is also a former professional staff member of the U.S. Senate Committee on Agriculture, Nutrition and Forestry. Mr. Tyndall holds a Juris Doctor from George Washington University Law School, a Master’s degree in Public Policy from the College of William and Mary, and a Bachelor of Arts degree in Economics from Christopher Newport University. He also completed the International Human Rights Law Summer Program at the University of Oxford, New College.
Kassie Harrold is our Executive Vice President and Chief Compliance Officer, a role she assumed in August 2022. Ms. Harrold has executive responsibility for overseeing Mallinckrodt’s global integrity and compliance program. Ms. Harrold has held roles of increasing responsibility since joining Mallinckrodt in 2013, including leading the trade compliance and business support functions and advising senior management on a broad range of business matters as the Senior Staff Liaison to the President and Chief Executive Officer. Previously, Ms. Harrold served as our Senior Vice President and Chief Compliance Officer, with responsibility for global ethics and the compliance program, including risk assessment and mitigation, hotline reporting and investigations, program monitoring and governance, from February 2021 until August 2022. Prior to that, she served as our Vice President and Chief Compliance Officer, Specialty Generics from January 2019 until January 2021, and as our Vice President of Business Support, Specialty Generics, from January 2018 until December 2018. Prior to joining us, Ms. Harrold held several positions, including global compliance, litigation and employment counsel and government affairs, with Solutia Inc., the specialty chemicals spin-off of Monsanto. Ms. Harrold is a member of the Healthcare Businesswomen’s Association (HBA), previously serving on the St. Louis chapter board and was selected as Mallinckrodt’s 2016 HBA Rising Star. She also participates in the Pharmaceutical Compliance Forum as a member of the CCO Roundtable. Ms. Harrold serves as an executive sponsor and advisor to Mallinckrodt’s Women in Business and Champion Circles business resource groups. She earned her Bachelor of Science and Juris Doctorate Degrees from Duquesne University in Pittsburgh, Pennsylvania.
Lisa French is our Executive Vice President and Chief Commercial Officer, a role she assumed in October 2022. She has executive responsibility for all commercial and market-access activities for the company’s Specialty Brands products, as well as new product launch execution for assets in Mallinckrodt’s near-term development portfolio. Ms. French is a member of Mallinckrodt’s executive committee. Ms. French has more than 30 years of experience in U.S. go-to-market commercialization strategy development and operating experience across the therapeutics lifecycle. Before joining Mallinckrodt, Ms. French served as U.S. Business Unit Lead of the Women’s Health Franchise at Organon & Co.’s, a global healthcare company, where she led the commercial team, from January 2021 through September 2022. Prior to that, she held various positions of increasing responsibility at Merck, a pharmaceutical company, where she ultimately led all aspects of a multi-billion dollar brand, executed commercial innovation initiatives and oversaw multiple sales teams, including as Associate Vice President, U.S. Marketing Lead HPV Franchise, from October 2019 until January 2021 and as Associate Vice President, U.S. Strategy and Commercial Model Innovation, from January 2016 until October 2019. Ms. French holds a B.S. in Biology from West Chester University and completed Harvard Business School’s Emerging Leaders and Leadership & Strategy executive programs.
Dr. Peter Richardson is our Executive Vice President and Chief Scientific Officer, a role he assumed in January 2023. He has executive responsibility for Mallinckrodt’s branded research and development (R&D), medical affairs, safety, portfolio and project management, and regulatory affairs functions, and

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   25

EXECUTIVE OFFICERS
he is a member of the Company’s executive committee. Dr. Richardson is a pharmaceutical executive with more than 30 years of experience in research and development leadership, including building and supporting product development pipelines and clinical program management. Before joining Mallinckrodt, Dr. Richardson served as the Executive Vice President and Chief Medical Officer of Antares Pharmaceuticals, Inc., a pharmaceutical company, leading the organization’s research and development activities from April 2021 until Mary 2022. Prior to Antares Pharmaceuticals, he held senior leadership positions in research and development at several pharmaceutical companies, including as Chief Medical Officer President, Adare Development 1, at Adare Pharma from November 2016 until September 2020, as well as positions at Novartis and MannKind Corporation. Dr. Richardson holds a B.Med.Sci. from the University of Nottingham and a BM, BS from the University of Nottingham Medical School. He completed Stanford University Graduate School of Business’ executive program and is a member of the Royal College of Physicians in the United Kingdom.
Stephen Welch is our Executive Vice President and Head of Specialty Generics, a role he assumed in August 2022. He has executive responsibility for the Company’s Specialty Generics segment, directly managing all aspects of the segment’s business. Before that, from January 2022 to August 2022, Mr. Welch served as our Senior Vice President and General Manager, Specialty Generics. He previously served as the segment’s Chief Financial Officer (from December 2020 to January 2022) and Chief Transformation Officer for Mallinckrodt (from August 2019 to June 2022), including during the Company’s Chapter 11 process, and regularly represented the Company in those proceedings. He joined Mallinckrodt in 2012 and during his time with the Company has held a number of increasingly strategic roles, including Chief of Staff to the President and CEO and Vice President of Corporate Strategy. He began his time at Mallinckrodt in the tax department, focused primarily on mergers and acquisitions transactions and business integrations. Prior to joining Mallinckrodt, Mr. Welch led the tax functions at Human Genome Sciences, Inc., a formerly publicly listed biopharmaceutical company and PharMerica Corporation, a pharmacy services provider. He began his career at PricewaterhouseCoopers. Mr. Welch holds a Juris Doctor degree from the Georgetown University Law Center and a bachelor’s degree in Political Science from California State University, Bakersfield.
Jason Goodson is our Executive Vice President and Head of Corporate Development, a role he assumed in August 2022. Mr. Goodson has executive responsibility for overseeing corporate strategy, business development and business intelligence. He is a seasoned executive leader with a track record of navigating complex business issues and delivering results against corporate strategy. Mr. Goodson previously served as our Vice President of Business Operations, where he had responsibility for corporate strategy, business development and business intelligence and analytics, from November 2021 to August 2022. Mr. Goodson has also served as Chief of Staff to the President and CEO supporting various strategic initiatives including key workstreams within the Chapter 11 process, from March 2020 to November 2021, and as Senior Director, Assistant Controller from January 2018 to March 2020. Mr. Goodson has over 18 years of experience in various finance leadership, strategic and mergers and acquisitions transaction focused roles. He began his career at Mallinckrodt as Assistant Controller, within the finance organization focused on mergers and acquisitions transactions, integration and transformation projects. Prior to joining Mallinckrodt, Mr. Goodson was with SunEdison Inc, in various finance leadership roles including responsibility for finance transformation initiatives and various business development transactions. Prior to his time at SunEdison, he was with PricewaterhouseCoopers as a manager in the audit practice. Mr. Goodson holds a Master’s and Bachelor’s degree from the University of Missouri –  Columbia in Accounting. He is a Certified Public Accountant in the state of Missouri.

26   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and objectives and the decisions of the Human Resources and Compensation Committee (“HRCC”) of our Board of Directors (“Board”) regarding the fiscal 2022 compensation of our named executive officers (“NEOs”). This section provides details on both the pre-Emergence compensation programs and decisions made by the pre-Emergence HRCC and Board, as well as the compensation programs and decisions made by our post-Emergence HRCC and Board for fiscal 2022 compensation.
Fiscal 2022 Company Performance
Despite the various challenges of fiscal 2022, including our emergence from bankruptcy on June 16, 2022, the core operations of our business outperformed our expectations and we exceeded our Adjusted EBITDA guidance and achieved the high end of our net sales guidance for the year as we continued to focus on executing our three near-term strategic priorities: strengthening the balance sheet; stabilizing our portfolio; and making the right investments in our pipeline.
Key performance highlights for fiscal 2022 include:
•
Total net sales of $1.914 billion, including Specialty Brands net sales of $1.270 billion and Specialty Generics net sales of $644.8 million.

•
Cash balance at the end of the fiscal year end of $409.5 million.   The Company continues to maintain an undrawn accounts receivable financing facility up to $200 million, ending the fiscal year with approximately $610 million in liquidity.

•
Pipeline developments.   In September 2022, Terlivaz became the only treatment for adults with hepatorenal syndrome approved by the U.S. Food and Drug Administration (“FDA”). Since approval, we have been working to engage with hospitals to gain formulary inclusion of Terlivaz and are pleased with the formulary approval thus far in hospitals that have reviewed the product. With respect to INOmax Evolve, the next-generation delivery system of INOmax, we believe we remain on track for FDA approval in 2023.

Please refer to the more comprehensive discussions contained in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022 for additional information about these highlights.
Executive Summary
We believe our executive compensation practices play a key role in driving our performance. These practices are designed to maximize shareholder value and return, and to reward performance when financial, operational and strategic performance goals that drive long-term value for our shareholders are achieved. Following Emergence and in connection with the Company’s ability to grant equity in 2022, we believe our compensation practices are heavily weighted toward long-term stock-based compensation and are designed to align the long-term interests of executives with those of our shareholders. By utilizing performance-based compensation as a significant portion of total compensation, actual realized compensation is accordingly expected to be higher when we overperform and lower when we underperform.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   27

COMPENSATION OF EXECUTIVE OFFICERS
The table below highlights the principal elements of our executive compensation program.
Category	Pre-Emergence January 1, 2022 – June 15, 2022	Post-Emergence June 16, 2022 – December 30, 2022
Human Resources and Compensation Committee	Chair — Mr. Norton Members — Mr. Carlucci, Mr. Carrol and Ms. Whitaker	Chair — Mr. Goldman Members — Mr. El-Dada, Ms. Ling, Dr. Myers and Mr. Sulat
Management	Immediately before Emergence:
Chief Executive Officer — Mr. Trudeau
EVP and Chief Financial Officer — Mr. Reasons
EVP and Chief Commercial and Operations Officer — Mr. O’Neill
EVP and Chief Scientific Officer — Dr. Romano
EVP and Chief Legal Officer — Mr. Casey
EVP and Chief Human Resources Officer — Mr. Watkins	End of Year:
Chief Executive Officer — Mr. Olafsson
EVP and Chief Financial Officer — Mr. Reasons
EVP and Chief Transformation
Officer — Ms. Nielsen
EVP, Chief Legal Officer and Corporate Secretary — Mr. Tyndall
EVP and Chief Commercial Officer — Ms. French
EVP and Head of Specialty Generics —  Mr. Welch
EVP and Head of Corporate Development — Mr. Goodson
EVP and Chief Compliance Officer — Ms. Harrold
Objectives of Compensation Programs	Stabilize Company during bankruptcy proceedings, retain key talent, successfully emerge.	Maximize shareholder value, align individual performance with shareholder value, drive long-term performance.
Key Employee Incentive Plan (“KEIP”)	• Incentive plan implemented and was a combination of the Company’s previous short- and long-term incentive plans • Cash-based • Adjusted EBITDA* • Adjusted Operating Cash Flow*	Grandfathered participants only
Annual Incentive Plan (“AIP”)	Participants: Non-KEIP NEOs • Cash-based • Adjusted EBITDA* • Adjusted Operating Cash Flow* • Net Sales	Participants: Non-KEIP NEOs • Cash-based • Adjusted EBITDA* • Adjusted Operating Cash Flow* • Net Sales • Executive payouts capped per executive employment agreement
Long Term Incentive (“LTI”)	N/A	50% performance-based restricted unit awards (“PSUs”) 50% restricted unit awards (“RSUs”) PSU Performance Metrics: • Adjusted Operating Cash Flow • Relative Total Shareholder Return
Retention	Cash-based	No cash-based retention bonuses were granted post-Emergence
Creditor and Shareholder Feedback	Focused on achieving emergence and business operations	Focused on business operations and cash generation

*
See page 36 below for the definition of these non-GAAP financial measures.

28   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
What We Do
✓
Align to a peer group that reflects our business model

✓
Engage independent and expert compensation committee consultants

✓
Ensure a substantial portion of compensation is at risk, tied to performance and linked to shareholder value creation

✓
Establish challenging threshold performance goals and maximum performance goals that reflect stretch levels of performance

✓
Cap long-term performance unit payouts for performance measures at 200% of the target award

✓
Cap individual executive annual cash incentive payouts per the employment agreements for post-emergence executives

✓
Allow for no overlap in performance metrics between annual and long-term incentives, with the exception of cash flow, which is a key strategic focus for the Company

✓
Include both relative and absolute performance metrics in our long-term performance units program

✓
Require robust stock ownership guidelines with retention requirements

✓
Require termination of employment in addition to a change in control for accelerated equity vesting (double trigger)

✓
Require non-competition, non-solicitation and confidentiality agreement for eligibility in severance and change in control benefits

✓
Ensure that the HRCC has the discretion to apply negative adjustments to incentive awards

✓
Maintain an executive compensation clawback policy that provides for the recovery of performance-based cash and equity incentive compensation paid to executives in various circumstances, including for misconduct

✓
Review annually our compensation programs and policies for best practices and to ensure they do not encourage excessive risk-taking

✓
Conduct annual “say-on-pay” advisory votes

What We Don’t Do
x
Provide excessive executive perquisites

x
Reprice or exchange equity awards without shareholder approval

x
Allow hedging and pledging of Company securities

x
Provide change in control excise tax gross-ups

x
Provide any other tax gross-ups to our executives, with the exception of relocation expenses, limited business-related benefits or in connection with expatriate / international assignments

Our Named Executive Officers
For purposes of this CD&A and executive compensation disclosures, the individuals listed below are our NEOs for fiscal 2022.
•
Sigurdur O. Olafsson, President, Chief Executive Officer and Director

•
Bryan M. Reasons, Executive Vice President and Chief Financial Officer

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COMPENSATION OF EXECUTIVE OFFICERS
•
Mark A. Tyndall, Executive Vice President, Chief Legal Officer and Corporate Secretary

•
Stephen A. Welch, Executive Vice President and Head of Specialty Generics

•
Henriette Nielsen, Executive Vice President and Chief Transformation Officer

•
Mark C. Trudeau, Former President, Chief Executive Officer and Director*

•
Hugh M. O’Neill, Former Executive Vice President and Chief Commercial and Operations Officer**

•
Steven J. Romano, M.D., Former Executive Vice President and Chief Scientific Officer**

*Mr. Trudeau resigned from his roles as President, Chief Executive Officer and Director on June 15, 2022, in connection with our emergence from Chapter 11 proceedings. Mr. Olafsson became President, Chief Executive Officer and a director effective June 25, 2022.
**On August 17, 2022, Mallinckrodt announced updates to its Executive Committee, pursuant to which several members of the Executive Committee, including Steven J. Romano, M.D. and Hugh M. O’Neill, would step down from their roles and depart the Company. Mr. O’Neill departed the Executive Committee and Mallinckrodt effective September 16, 2022. Dr. Romano departed the Executive Committee and Mallinckrodt on December 1, 2022.
Executive Compensation Philosophy
Our executive compensation philosophy, which was approved by the post-Emergence HRCC, provides a governance framework that is based on the tenets of sound judgment and discretion, including the following principles:
•
Compensation should strongly align the interests of executive officers with those of shareholders through the use of stock-based compensation and executive stock ownership;

•
Compensation policies and practices should support effective governance;

•
Focus on total compensation opportunity (base salary, annual incentive compensation and long-term incentive compensation) with an explicit role for each element;

•
Compensation should be competitive, but not excessive, in order to attract and retain talented executive officers who can achieve our long-term strategic goals and create shareholder value;

•
Compensation earned should be aligned with Company performance and investor returns;

•
Compensation should reward corporate and individual performance to encourage collaboration and collective interests, and recognize key contributors;

•
The reward elements should be balanced, with an emphasis on performance-based compensation;

•
Compensation goals and practices should be transparent and easy to communicate, both internally and externally;

•
Goal setting is a key activity and should be conducted in a rigorous manner resulting in targets that reflect challenging, yet achievable, levels of performance; and

•
Pay programs and oversight of these programs should avoid excessive compensation risk that could adversely impact the Company.

Fiscal 2022 Compensation Program
The following table summarizes the major elements of our fiscal 2022 executive compensation program and the objective of each element. They are designed to work together, as the HRCC views the executive compensation program as an integrated total compensation program. The overall value of compensation is compared to market data on compensation opportunities at pharmaceutical industry and peer companies to ensure that our executive pay programs are positioned competitively. The HRCC

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considers the mix of variable and fixed compensation when determining base salary and short- and long-term incentives with an emphasis on variable compensation rather than fixed compensation.
Element	Key Features	Objective
Base salary	Fixed cash compensation.	Offer a stable income, intended to reflect the market value of the executive’s role, with differentiation for strategic significance, individual capability and experience.
Annual incentive compensation
Market-competitive, performance-based cash bonus opportunity tied to achievement of Company goals.
•
Calculation for each executive’s cash incentive is based on performance versus pre-determined goals tied to financial performance measures.

•
Each executive’s individual performance can modify the amount received up to a maximum, provided that in 2022, any individuals who participated in the 2022 KEIP did not have an individual performance modifier.

Focus executives on pre-determined patient, employee and shareholder value objectives and drive specific behaviors that foster short- and long-term growth and profitability.
Long-term incentive compensation
Awards of performance units and restricted units
•
Performance units may be earned from 0% to 200% of the target number of units over a 2.5 year performance period*. For the second half of fiscal 2022 (July 2, 2022 through December 30,2022) through 2024 fiscal year end (December 27, 2024), half of the performance units are based on adjusted operating cash flow, while the other half are based on our Total Shareholder Return (“TSR”) versus TSR performance of the Russell 2000 Biotechnology Subsector Index, in each case over the performance period.

•
To the extent earned, performance units are delivered as ordinary shares after the end of the performance period except for any portion of the award earned above target, which is delivered as cash.

•
Restricted units vest in three equal annual installments on each anniversary of the NEO’s employment contract effective date or start date with the Company.

Align the interests of executives with the interests of shareholders in long-term growth and stock performance, reward executives for the achievement of multi-year performance objectives and shareholder value creation and promote retention.

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COMPENSATION OF EXECUTIVE OFFICERS
Element	Key Features	Objective
• Each unit is converted into one ordinary share at vesting.
Retention Bonuses
Cash-based retention bonus awarded in September 2020 to the NEOs who served on the Executive Committee prior to Emergence. These retention bonuses were subject to repayment in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the Company for cause prior to May 15, 2022. The awards ceased to be subject to repayment on May 15, 2022. In addition, cash-based retention bonuses awarded in August 2020 and paid in May 2022 for a select group of non-executives.
Cash-based retention bonus awarded in 2022 to the NEOs who served on the Executive Committee prior to Emergence and remained employed directly following Emergence. Payment of the retention bonus was contingent upon remaining continuously employed with the Company through the 90-day anniversary of Emergence.
Designed to stabilize the executive leadership team and reduce the possibility of turnover. No additional cash-based retention bonuses were awarded post-Emergence.

*
Performance period aligns with our financial quarterly and fiscal year dates. Therefore, fiscal 2022 second half period is July 2, 2022 through December 30, 2022, which is our fiscal 2022 third and fourth quarters. Our 2024 fiscal year end date is December 27, 2024.

Shareholder Engagement
It is and has been our practice for many years to engage with our investors on a routine basis as part of our investor relations program, during which the Company’s executives regularly meet with investors at both public conferences as well as in private meetings. Our engagement program focuses on overall performance of the business, particularly on subjects such as financial and commercial performance, research and development efforts, corporate strategy, capital allocation and business development, as well as corporate governance, social responsibility, executive compensation and other similar areas of interest.
We value our shareholders’ feedback and perspectives, and we are committed to continuing this broad scope of engagement with our shareholders across multiple channels, as we believe that the solicitation and consideration of shareholder views is a critical component of driving long-term value for the Company.
Compensation Decision-Making
Role of the HRCC and Management.
The HRCC reviews our executive compensation policies, practices and plans on an ongoing basis to determine whether they are consistent with our compensation philosophy and objectives, and whether they need to be modified in light of changes in our business or changes in the market. The HRCC meets periodically with management to review compensation policies and specific levels of compensation paid to officers and other key personnel and approves compensation and programs for executive officers other than our CEO. The HRCC reports to the Board on compensation paid to officers and other key

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personnel and makes recommendations to the Board regarding CEO compensation. In addition, our CEO makes recommendations to the HRCC regarding salary adjustments and the setting of incentive targets and awards for executive officers other than himself.
In determining the compensation of an executive officer, the HRCC considers various factors, including:
•
Company, business unit and individual performance, as well as business conditions and our business outlook;

•
Market data on compensation opportunities of officers with similar responsibilities at comparable companies;

•
The officer’s experience, skillset, current and future responsibilities and potential contribution to our performance;

•
Retention considerations; and

•
Compensation levels of our executives with similar levels of responsibility.

Role of the Compensation Consultant.
The HRCC utilizes the services of independent compensation consultants from time to time and has the sole authority to retain, compensate and terminate any such compensation consultants. Prior to emergence from Chapter 11 in fiscal 2022, Willis Towers Watson Public Limited Company (“WTW”) served as the independent compensation consultant to the pre-Emergence HRCC. Upon emergence from Chapter 11 in fiscal 2022, Lyons, Benenson & Company Inc. (“LB&Co.”) served as the independent compensation consultant to the post-Emergence HRCC. LB&Co. reported directly to the HRCC, and within its scope of services, LB&Co. reviewed HRCC materials, attended all HRCC meetings, reviewed our peer group and competitive positioning of individual executives versus market, advised the HRCC with program design, provided advice to the HRCC as compensation issues arose and provided recommendations on certain specific aspects of our compensation programs. The HRCC assessed the independence of LB&Co. and determined that LB&Co. was independent and that no conflicts of interest existed during fiscal 2022.
Peer Group Determination.
Given the rapidly changing business landscape of the pharmaceutical industry, it is important for us to maintain a current view of peer competitors, including to be able to assess compensation opportunities for officers with similar responsibilities at comparable companies to ours. The HRCC periodically reviews the peer group it uses and approves changes, based on an established set of criteria and the recommendation of its independent compensation consultant. The peer group in place at the time of setting fiscal 2022 compensation (the “Pre-Emergence Peer Group”) was approved by our pre-Emergence HRCC prior to our 2021 bankruptcy filing. The specific companies were selected using objective size criteria, in a range that the HRCC determined is appropriate, as well as taking into consideration revenue and market capitalization, business similarity and our market for executive talent. We believe the peer group includes companies that we compete with for business, executive talent and/or investment dollars.
The following table sets forth the Pre-Emergence Peer Group.
Pre-Emergence Peer Group
Alexion Pharmaceuticals, Inc.
Alkermes plc
Amneal Pharmaceuticals
BioMarin Pharmaceutical Inc.
Bausch Health Companies
Catalent, Inc.
CSL Limited
Endo International plc
Horizon Pharma plc
Incyte Corporation
Jazz Pharmaceuticals plc
Perrigo Company plc

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COMPENSATION OF EXECUTIVE OFFICERS
Regeneron Pharmaceuticals, Inc.
United Therapeutics Corporation
Vertex Pharmaceuticals Inc.
Zoetis Inc.

In September 2022, the post-Emergence HRCC, with the assistance of LB&Co, analyzed this peer group to determine whether it should be revised. After consideration of various factors, the post-Emergence HRCC approved a new peer group to be used for 2023 compensation decisions.
Fiscal Year 2022 Executive Compensation Decisions
Given our bankruptcy proceedings, base salaries and target percentages under the AIP for our NEOs serving at the beginning of the year were unchanged from 2021 levels. As discussed below, the pre-Emergence HRCC established the annual performance targets under the AIP at the beginning of 2022.
Post-Emergence, the post-Emergence HRCC established base salaries for our then-serving and newly appointed NEOs, as well as affirmed or established opportunities under our AIP and 2022 KEIP. The post-Emergence HRCC reviewed, with support of LB&Co., the Company’s strategy and operating performance and key objectives for the remainder of the fiscal year. In addition, the post-Emergence HRCC looked at the potential impact of current and emerging external factors such as the dynamic competitive landscape for executive talent, a review of compensation data and market trends from the peer group and external surveys. Finally, the post-Emergence HRCC weighed internal factors specific to Mallinckrodt such as executive experience, role and individual capabilities. Actions taken by the post-Emergence HRCC considered the Company’s operating plan for the remainder of fiscal 2022 and the then-current share price and were calculated to align management and shareholder interests through competitive performance-based compensation that attracted, motivated and retained important talent.
Base Salary
The HRCC evaluates base salaries annually as well as upon a promotion or other change in job responsibility to determine if increases are appropriate. The post-Emergence HRCC, based in part upon the recommendation of our CEO and considering each NEO’s level of responsibility, skillset and experience, as well as market data for similar positions at companies in our peer group and issues of internal pay equity, approved the base salary amounts and increases detailed in the table below.
In consultation with the pre-Emergence HRCC, the pre-Emergence Board froze the base salary for Mr. Trudeau in consideration of Company performance. In addition, base salaries for Dr. Romano and Mr. O’Neill were unchanged during fiscal 2022.

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NEO Annual Base Salaries and Adjustments During Fiscal 2022
	Initial Salary	Ending Salary	Change
Sigurdur Olafsson	$1,100,000	$1,100,000	—
Bryan Reasons(1)	$600,000	$630,000	5%
Mark Tyndall(2)	$430,000	$575,000	34%
Stephen Welch(3)	$331,500	$450,000	36%
Henriette Nielsen	$620,000	$620,000	—
Mark Trudeau	$1,050,000	N/A	N/A
Steven Romano, M.D.	$620,000	N/A	N/A
Hugh O’Neill	$620,000	N/A	N/A

(1)
Received a base salary adjustment based on competitive pay levels and performance.

(2)
Received two base salary adjustments during the course of 2022; an annual salary increase applied in March 2022 and an adjustment applied in August 2022 to reflect an increase in responsibilities and competitive pay levels at the time Mr. Tyndall was appointed a member of the Executive Committee.

(3)
Received a base salary adjustment in May 2022 due to a promotion prior to his appointment to the Executive Committee and increased responsibilities in line with competitive pay levels.

Fiscal 2022 Short-Term Incentive Awards
2022 Annual Incentive Plan
For fiscal 2022, the NEOs that participated in the AIP were Mr. Olafsson, Mr. Reasons and Ms. Nielsen. Mr. Tyndall and Mr. Welch did not participate in the AIP but instead continued to participate in the Company’s 2022 KEIP, which they were participating in prior to their elevation to being executive officers. The 2022 KEIP is further discussed below. Mr. Trudeau, Dr. Romano and Mr. O’Neill were originally participants in the AIP, but their 2022 short-term incentive payouts were determined in accordance with their respective separation agreements entered into in connection with the termination of their employments. For more information on the payments these NEOs received in connection with the termination of their employments, see the section titled “Mr. Trudeau, Dr. Romano and Mr. O’Neill’s Termination Benefits” below.
The HRCC established award targets for each of the NEOs participating in the AIP that were expressed as a percentage of base salary. The table below shows the opportunities for Mr. Olafsson, Mr. Reasons and Ms. Nielsen.
2022 Annual Incentive Plan Target as a % of Salary
Sigurdur Olafsson	135%
Bryan Reasons	75%
Henriette Nielsen	75%
The AIP provides each of the participants with the opportunity to receive an annual incentive payment determined by multiplying their annual incentive target by the Company’s achievement against pre-determined financial performance targets and then by an individual performance modifier. The Company performance targets were designed to be achieved in a range from 0% (achievement at less than threshold) to 150% (achievement at maximum or above) of target based upon our performance, subject to an individual performance modifier that can also be applied in a range from 0% to 150%, with

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COMPENSATION OF EXECUTIVE OFFICERS
a cap on the total target opportunity as set by each executive’s respective employment agreement, based on which a cap of 250% of base salary was set for Mr. Olafsson and a cap of 150% of base salary was set for Mr. Reasons and Ms. Nielsen, respectively. The following illustrates the formula for the AIP:
2022 AIP Performance Measures.   For the 2022 AIP, the pre-Emergence HRCC approved the incentive plan and established the Company performance measures. For fiscal 2022, the Company performance measures were based upon adjusted EBITDA, adjusted operating cash flow and net sales. The pre-Emergence HRCC believed these measures were key drivers of the longer term value creation and key indicators of the current and future strength of our business.
•
Adjusted EBITDA was defined as earnings for the fiscal year before interest, taxes, depreciation and amortization, adjusted to exclude incremental Terlivaz launch spend contingent upon FDA approval, impact from foreign currency rate volatility, discretionary bonuses for non-executives as approved by the HRCC, and the sale of an intellectual property research and development asset.

•
Adjusted operating cash flow represented operating cash flow prepared in accordance with GAAP adjusted for separation costs, reorganization advisor fees, working capital impacts related to the CARES Act, significant legal and environmental charges, working capital impacts resulting from the Company’s Chapter 11 bankruptcy filing, severance costs, interest payments, acquisition/divestiture costs, incremental Terlivaz launch spend contingent upon FDA approval, and the impact of a customer bankruptcy.

•
Adjusted net sales represented net sales calculated in accordance with GAAP, excluding foreign currency exchange rate impacts.

The weighted average funding for the 2022 AIP was designed to range from 0% to 150% of target based upon our performance against these measures. The HRCC maintains discretionary authority to further modify the funding, both negatively and positively, based on the HRCC’s evaluation of Company achievement against the strategic imperatives, as further discussed below. The following chart summarizes the 2022 AIP design with respect to the Company performance measures, including the relative weighting, performance targets, actual results and weighted average funding for our participating NEOs.
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Fiscal 2022 Results	Weighted Average Funding
Adjusted Operating Cash Flow(1)	40%	$523	$615	$708	$692	57%
Adjusted EBITDA(1)	40%	$655	$771	$886	$739	35%
Net Sales(1)	20%	$1,819	$2,021	$2,223	$1,922	15%
						106%(2)

(1)
In Millions

(2)
Total amount does not total numbers presented due to rounding.

Strategic Imperatives.   In addition to performance against financial measures, the HRCC also considers Company performance that supported the accomplishment of pre-determined key strategic imperatives and has the ability to adjust the overall size of the AIP awards, both negatively and positively. This allows the HRCC to decrease or increase the size of the awards if, in the HRCC’s opinion, such amounts are not appropriately earned or adequately reflect performance.

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The key strategic imperatives considered for fiscal 2022 are listed below:
Fiscal 2022 Strategic Imperatives
Deliver Innovative Therapies to Patients with Severe and Critical Needs
•
Prioritize internal development, including Life Cycle Management opportunities and business development activities.

•
Achieve regulatory success by bringing Terlivaz and Acthar SelfJect to patients.

•
Optimize investment in current portfolio of products and ensure patient access to our therapies, including new products (StrataGraft and Terlivaz).

Deliver Performance and Certainty for Stakeholders
•
Deliver clear messaging of our strategy including the implications on all parts of our business.

•
Achieve progress on emergence from Chapter 11, including appropriate exit financing.

•
Achieve or exceed operational performance targets by maximizing value of current portfolio.

•
Align operating model to strategy and customer insights.

Empower Employees and Shape Culture
•
Listen to, develop, engage and enable employees.

•
Shape our culture through improved collaboration and communication, and develop a common understanding of our strategy and focus for the year.

•
Continue to evolve our governance model. Enhance our culture of integrity by implementing and following our Corporate Integrity Agreement (“CIA”) requirements. Ensure talent across the organization aligns with our necessary capabilities.

•
Migrate towards Environmental, Social and Corporate Governance (“ESG”) program, including Diversity and Inclusion initiatives.

With respect to individual NEO performance modification recommendations under the 2022 AIP, the HRCC considered the following:
NEO	Individual Key Achievements
Sigurdur Olafsson
•
Re-established relationships with investors and creditors as well as industry connections

•
Established new Executive Committee including hiring for key roles and internal promotions

•
Ensured establishment of necessary requirements under the CIA and our operating injunction

•
Restructured the organization to establish a “fit for purpose organization”

Bryan Reasons
•
Implemented exit financing and ongoing liability management strategies

•
Led bankruptcy negotiations with various stakeholders

•
Led fresh start accounting and related complex issues including timely completion of audit

•
Partnered with the Executive Committee on cost savings initiatives including restructuring the organization

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COMPENSATION OF EXECUTIVE OFFICERS
NEO	Individual Key Achievements
Henriette Nielsen
•
Played a key role in acquiring talent for key executive positions including CCO & CSO

•
Instrumental in the cost savings initiatives and the restructuring of the organization

•
Led the establishment of a path to deliver on our ESG obligations including establishing an ESG steering Committee (Finance, IT, EHS, Procurement, IR) and numerous workstreams

2022 AIP Achievement and Payout.   Following the conclusion of fiscal 2022, the post-Emergence HRCC determined the level of achievement and amount of payouts to which our NEOs were entitled under the AIP. The post-Emergence HRCC assessed the performance against the Company performance measures and the Company’s progress toward each of the strategic imperatives, and it received input from our CEO on each of the NEOs (other than our CEO) regarding individual performance and key contributions made in fiscal 2022. The Board and post-Emergence HRCC respectively determined that a payout at the 106% level based on Company performance and a 150% individual performance modifier for Mr. Olafsson and Ms. Nielsen and a 130% individual performance modifier for Mr. Reasons were appropriate.
Fiscal 2022 NEO Bonus Payout
	Target Performance Multiplier				Individual Modifier
	Target Bonus Opportunity	x	Multiplier	=	Preliminary Payout	x	Individual Performance Modifier	=	Final 2022 AIP Payout
Sigurdur Olafsson(1)	$771,058	x	106%	x	$817,321	x	150%	=	$1,225,982
Bryan Reasons	$472,500		106%		$500,850		130%		$651,105
Henriette Nielsen(1)	$173,736		106%		$184,160		150%		$276,240

(1)
Prorated based on hire date

2022 Key Employee Incentive Plan
Mr. Tyndall and Mr. Welch, each of whom were appointed as members of the Executive Committee for the first time in fiscal 2022, participated in the 2022 KEIP.
The pre-Emergence HRCC approved the 2022 KEIP, which was a component of our pre-Emergence Stock and Incentive Plan and included two separate stand-alone performance periods (the first half (“First Half”) and the second half of fiscal 2022 (“Second Half”)).
Award target amounts under the 2022 KEIP for Mr. Tyndall and Mr. Welch were not established by the HRCC as they were not serving as executive officers at the time. Their award targets were set by the former Chief Legal Officer. The 2022 KEIP replaced the Company’s short- and long-term incentive plans and as such the full year target amounts for the NEOs were equal to the sum of their annual incentive targets and a portion of their long-term equity incentive targets, as shown in the tables below.
2022 Full Year Target KEIP Opportunity
Mark Tyndall	$690,710
Stephen Welch	$535,500
Performance Periods and Measures.   The 2022 KEIP consisted of two standalone performance periods: the First Half (50% of award) and the Second Half (50% of award). The pre-Emergence HRCC determined that two semi-annual performance periods and semi-annual goals placed a greater

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emphasis on the Company’s objectives and the corresponding results we needed to achieve throughout the year. In addition, this type of incentive plan structure is aligned with market practice for companies operating under similar circumstances as us during Chapter 11 proceedings.
The performance measures for each period were separately determined and were based for each period on adjusted EBITDA and adjusted operating cash flow, weighted 60% and 40%, respectively. These performance measures were set in relation to our annual budget for the enterprise as approved by the pre-Emergence Board. The pre-Emergence HRCC viewed these measures as key drivers to preserve and maximize enterprise value and maximize cash generation during bankruptcy and a period of significant litigation.
•
Adjusted EBITDA was defined as earnings for the fiscal year before interest, taxes, depreciation and amortization, adjusted to exclude incremental Terlivaz launch spend contingent upon FDA approval, impact from foreign currency rate volatility, discretionary bonuses for non-executives as approved by the HRCC, and the sale of an intellectual property research and development asset.

•
Adjusted operating cash flow represented operating cash flow prepared in accordance with GAAP adjusted for separation costs, reorganization advisor fees, working capital impacts related to the CARES Act, significant legal and environmental charges, working capital impacts resulting from the Company’s Chapter 11 bankruptcy filing, severance costs, interest payments, acquisition/divestiture costs, incremental Terlivaz launch spend contingent upon FDA approval, and the impact of a customer bankruptcy.

The weighted average funding for the 2022 KEIP was designed to range from 0% to 150% of target based upon our performance against these measures for each standalone performance period. The HRCC maintained discretionary authority to further modify the funding, both negatively and positively.
The following charts summarize the 2022 KEIP design with respect to the Company performance measures for each of the First Half and Second Half, including the relative weighting, performance targets, actual results and weighted average funding for our participating NEOs. As shown in the charts, fiscal 2022 First Half performance resulted in an overall weighted average funding of 124% and the Second Half performance resulted in an overall weighted average funding of 95%.
Fiscal 2022 First Half KEIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	First Half Results	Weighted Average Funding
Adjusted EBITDA(1)	60%	$297	$350	$402	$358	65%
Adjusted Operating Cash Flow(1)	40%	$242	$284	$327	$324	59%
						124%

(1)
In millions

Fiscal 2022 Second Half KEIP Company Performance Measures
Measure	Weighting	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Second Half Results(1)	Weighted Average Funding
Adjusted EBITDA(1)	60%	$358	$421	$484	$381	41%
Adjusted Operating Cash Flow(1)	40%	$281	$331	$381	$365	54%
						95%

(1)
In millions

Strategic Imperatives.   In addition to performance against financial and operational measures, the HRCC also considered Company performance that supported the accomplishment of the Company’s strategic imperatives (as disclosed in the table “Fiscal 2022 Strategic Imperatives” above) and had the ability to adjust the overall size of the executive bonuses, both negatively and positively.

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2022 KEIP Achievement and Payout.   For fiscal 2022, the HRCC determined the amount payable to our NEOs under the 2022 KEIP by multiplying the NEO’s individual incentive target by the funding based on Company performance for the two performance periods. The pre-Emergence HRCC approved the First Half payments and the post-Emergence HRCC approved the Second Half payments.
The HRCC also took into account the progress on the strategic imperatives and challenges that faced the business in fiscal 2022 when determining the 2022 KEIP award payouts for each of the two performance periods. The following charts show the HRCC approved multipliers for each of the two performance periods. The 2022 KEIP did not include an individual performance modifier and the evaluation of the strategic imperatives did not result in an increase or decrease to the amounts earned.
	Target Performance Multiplier				Payout
	First Half Target KEIP Opportunity	x	Multiplier	=	First Half KEIP
Mark Tyndall	$299,710	x	124%		$371,640
Stephen Welch	$267,750		124%		$332,010
	Target Performance Multiplier				Payout
	Second Half Target KEIP Opportunity	x	Multiplier	=	Second Half KEIP
Mark Tyndall	$391,000	x	95%		$371,450
Stephen Welch	$267,750		95%		$254,363
2022 Grants
During 2022, our NEOs, except for Mr. Trudeau, Dr. Romano and Mr. O’Neill, each of whom separated from the Company in 2022, received a one-time equity award (the “Initial Grant”) under the Company’s 2022 Stock and Incentive Plan (the “MIP”) which consisted of a mix of performance units (weighted 50%) and restricted units (weighted 50%), pursuant to the NEOs’ employment agreements. The table below sets forth the Initial Grant with respect to long-term incentive compensation for equity grants made during fiscal 2022.
Name	Initial Grant (#)	Target Number of Performance Units (#)	Number of Restricted Units (#)
Sigurdur Olafsson	450,545	225,273	225,272
Bryan Reasons	225,273	112,637	112,636
Mark Tyndall	150,182	75,091	75,091
Stephen Welch	75,091	37,546	37,545
Henriette Nielsen	150,182	75,091	75,091
Mark Trudeau	—	—	—
Steven Romano, M.D.	—	—	—
Hugh O’Neill	—	—	—
Performance units.   We grant performance units to create incentives for executives to achieve long-term performance goals aligned with our multi-year business strategies. Performance units represent unissued ordinary shares; we do not issue ordinary shares until the applicable performance-based vesting requirements are satisfied. The vesting requirements for performance units granted to NEOs during fiscal 2022 were based upon adjusted operating cash flow and relative TSR targets, each

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weighted at 50%, over a performance period of second half of fiscal 2022 to fiscal year end 2024 (July 2, 2022 through December 27, 2024).
•
Adjusted Operating Cash Flow for the Company will be calculated for second half of fiscal 2022 through fiscal year end 2024 (July 2, 2022 through December 27, 2024) and is defined as net cash from operating activities of continuing operations for the performance cycle, excluding the following items: payments related to the Company’s emergence from bankruptcy, CARES Act refunds, interest payments, opioid and DOJ and CMS settlements, impact of acquisitions and divestitures, and any unusual or nonrecurring items that may be approved by the HRCC or Board. We have not disclosed the specific non-GAAP operating cash flow targets as they are confidential and disclosure could lead to competitive harm.

•
Relative TSR means our total shareholder return as compared to the Russell 2000 Biotechnology Subsector index. This group of companies is broader than the peer group of companies used for competitive comparisons of executive compensation, and it includes some companies that are much larger or smaller than Mallinckrodt. The HRCC believes that use of a larger comparison group for measuring our TSR better reflects our market performance against the broad industry, even though some of the companies in the performance group would not be reasonable comparators for the compensation peer group because of extreme differences in size. The HRCC periodically reviews our TSR comparison group and approves changes taking into account the recommendation of the HRCC’s independent advisor. The HRCC believes that relative TSR measure provides a “total picture” of our performance and balances the achievement of absolute internal goals (Adjusted Operating Cash Flow) with relative performance against an index in a measure that is directly linked with long-term shareholder value creation. The multiplier used to determine the number of earned performance units could be between a threshold of 50% and a maximum of 200%, with threshold achievement corresponding to a relative TSR level at the 25th percentile (below which no performance units are earned) and maximum an achievement level corresponding to a relative TSR level at the 75th percentile.

Restricted units.   We grant restricted units to align the interests of management and shareholders and to promote retention of key talent over the vesting period. Restricted units represent unissued ordinary shares; we do not issue ordinary shares until the applicable vesting requirements are satisfied. When the vesting requirements are satisfied, the executive receives ordinary shares without restriction, subject to the Company’s share ownership requirements. Restricted units granted to NEOs during fiscal 2022 vest one-third annually beginning on the first anniversary of either the NEOs employment agreement effective date or hire date with the Company in 2022.
Executive Retention Bonus Program
In November 2019, the pre-Emergence HRCC approved a key executive retention plan, also known as the Executive Retention Bonus Program (“ERBP”) for specified employees, including the NEOs employed at that time, and the pre-Emergence Board approved an ERBP for our former CEO, Mr. Trudeau. The ERBP provided a cash-based retention bonus award to specified employees of the Company. In August 2020, the pre-Emergence HRCC approved an extension of the ERBP for a small number of employees, including the NEOs employed at that time, Mr. Reasons, Dr. Romano and Mr. O’Neill, and the pre-Emergence Board approved an extension for Mr. Trudeau. The pre-Emergence HRCC considered the challenges facing the Company, including the opioid litigation, and both the pre-Emergence Board and the pre-Emergence HRCC believed it critical to continue to stabilize the executive leadership team and reduce the possibility of further turnover during a critical time at the Company. Further turnover would have resulted in the loss of expert knowledge, slowed momentum and could have impaired the Company’s ability to continue to navigate the challenges, including the opioid litigation, and bring pipeline products to market. The pre-Emergence HRCC consulted WTW on the extension of the program and approaches utilized by other companies facing similar uncertainties for retention of executives in determining the value of the extended ERBP. The pre-Emergence HRCC (and the pre-Emergence

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COMPENSATION OF EXECUTIVE OFFICERS
Board with regard to Mr. Trudeau) approved awards under the extended ERBP for the NEOs employed at that time in the following amounts.
2020 Executive Retention Bonuses
Mark C. Trudeau	$1,575,000
Bryan M. Reasons	$900,000
Steven J. Romano, M.D.	$930,000
Hugh M. O’Neill	$930,000
Awards under the extended 2020 ERBP were subject to repayment in the event the award recipient resigned, retired, voluntarily terminated employment or was terminated by the Company for cause prior to May 15, 2022. The awards ceased to be subject to repayment on May 15, 2022.
In 2022, the post-Emergence HRCC approved cash-based retention bonuses awarded to the NEOs who served on the Executive Committee prior to Emergence and remained employed directly following Emergence. Payment of the retention bonus was contingent upon remaining continuously employed with the Company through the 90-day anniversary of Emergence.
Other Benefits
We provide NEOs the same benefits that are provided to all employees, including defined contribution retirement benefits and health and welfare benefits. In addition, our executive officers are provided with certain additional benefits, intended to be competitive with the practices of our peer companies.
Retirement Benefits.   The NEOs are eligible to participate in our Retirement Savings and Investment Plan (“Mallinckrodt Retirement Savings Plan”), which is our 401(k) plan available to all eligible U.S. employees, and our Supplemental Savings and Retirement Plan (“Mallinckrodt Supplemental Savings Plan”), our non-qualified deferred compensation plan in which executive officers and other senior employees may participate. The Mallinckrodt Supplemental Savings Plan is a so-called “excess” plan that extends the 401(k) benefits beyond the Internal Revenue Code (the “Code”) limitations.
Under the Mallinckrodt Retirement Savings Plan, we make an automatic contribution of 3% of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match $0.50 for every dollar employees contribute, up to the first 8% of eligible pay.
Mallinckrodt Supplemental Savings Plan.   Under the Mallinckrodt Supplemental Savings Plan, participants, including NEOs, may defer up to 50% of their base salary and 75% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate that such participant is eligible to receive matching contributions under the Mallinckrodt Retirement Savings Plan and Company credits on any cash compensation (i.e., base and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($305,000 for 2022). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Mallinckrodt Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Mallinckrodt Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Mallinckrodt Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Mallinckrodt Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments. Elective deferrals of compensation were suspended for fiscal year 2022.
International Assignment Benefits.   We seek to ensure that employees who are sent on an assignment outside of their home country are not subject to a higher income tax liability than they would have paid in their home country pursuant to our tax equalization program. Each such employee is responsible for a theoretical home income tax liability based on an estimate of his or her anticipated home income tax liability, and we are responsible for any home country and assignment country taxes in excess of that

42   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
amount. We deduct hypothetical income taxes from the employee’s compensation during the tax year and pay any assignment country taxes on his or her behalf.
Health and Welfare Benefits.   The health and welfare benefits we provide to the NEOs are offered to all eligible U.S. based employees and include medical, dental, prescription drug, vision, life insurance, accidental death and dismemberment, business travel accident, personal and family accident, flexible spending accounts, short- and long-term disability coverage and an employee assistance program.
Additional Benefits.   We maintain an executive physical examination program and an executive financial and tax planning program for executive officers. These programs are intended to encourage executives to proactively manage their health and complex financial/tax situations, thereby enabling them to focus on the business. The benefits are periodically assessed against market data from comparable companies and intended to be competitive for our industry. In addition, when we request a spouse or partner to attend a business meeting, such as our annual national sales recognition program for top performers, we reimburse executive officers for expenses related to this travel and for the income taxes associated with these travel expenses.
Employment Agreements.   For each of Mr. Trudeau, Dr. Romano and Mr. O’Neill, our NEOs who separated from the Company in 2022, we entered into separation agreements that were intended to codify into a contractual arrangement the severance benefits that they otherwise would have been entitled to under our executive severance plan.
The disbursement of severance pay and related benefits during the pendency of the Chapter 11 Cases was subject to, among other things, approval by the Bankruptcy Court and the restrictions regarding severance payments imposed by section 503(c) of Chapter 11 of the United States Code. For detailed information on the severance benefits provided under the employment agreements and severance actually paid pursuant to certain related separation agreements, see the section entitled “Potential Payments upon Termination” below.
Share Ownership Requirements
The pre-Emergence Board established share ownership requirements that required executive officers to hold equity with a value expressed as a multiple of their base salary, with the CEO set at five times base salary and all other executive officers set at three times base salary, with certain allowances for including awarded but unvested equity grants in the calculations. On November 3, 2020, the pre-Emergence Board of Directors waived compliance with the stock ownership requirements for the duration of the Chapter 11 Cases. The stock ownership guidelines were subsequently reinstated by the post-Emergence Board following Emergence.
Anti-Hedging/Anti-Pledging Policy
Our Insider Trading Policy prohibits directors, officers and employees from entering into or trading in puts, calls, cashless collars, options or similar rights and obligations or any other hedging activity involving our securities, other than the exercise of a Company-issued stock option.
Our policy also prohibits directors, officers and employees from purchasing our securities on margin, borrowing against our securities held in a margin account or pledging our securities as collateral for a loan. However, an exception may be granted by our Chief Legal Officer if the individual clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.
Executive Financial Recoupment Program (“Clawback”)
Since the Company’s separation from Covidien plc in 2013, the Corporate Governance Guidelines have mandated that the Company have a Board-approved policy for recoupment of incentive compensation. This policy was originally implemented by the Board in 2014 and was most recently amended in 2022 in connection with the Company’s corporate integrity agreement entered into with the Office of Inspector General of the Department of Health and Human Services. Mallinckrodt’s policy states that in the event of an accounting restatement resulting from material non-compliance with financial reporting requirements under applicable law, the Board or, if so designated by the Board, the

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   43

COMPENSATION OF EXECUTIVE OFFICERS
HRCC, is authorized to recover any incentive compensation that was overpaid taking into account such factors as the Board or the HRCC deems appropriate. In addition, Mallinckrodt’s policy states that in the event of certain events of significant misconduct, including a violation of law or regulation or a significant violation of a Company policy, to the extent permitted by law, the Company must seek to recoup cash awards and all or a portion of the cash awards or the realized value of equity awards for the three year period prior to the recoupment determination.
Under Mallinckrodt’s policy, the Company agreed to disclose annually whether, at any time during the last completed fiscal year, the Board required recoupment or forfeiture of any incentive compensation received by certain employees, including NEOs, (1) if required by law, and (2) if not required by law, so long as the disclosure (a) would not violate any individual’s privacy rights, (b) is not likely to result in or exacerbate any existing or threatened employee, shareholder or other litigation, arbitration, investigation or proceeding against the Company and (c) is not otherwise prohibited. Subject to the exceptions described in the previous sentence, if any such recoupment or forfeiture under the policy occurred, we are required to disclose the general circumstances of the recoupment and/or forfeiture, and if no such recoupment or forfeiture occurred during the last completed fiscal year, we are required to disclose that no such event occurred.
In 2022, there was no recoupment or forfeiture applied to the incentive compensation of any executive officer of the Company.
2022 Say-on-Pay Vote
We consider the views of our shareholders in designing our executive compensation program and value feedback on our compensation practices. At our 2022 Annual Meeting of Shareholders, approximately 81% of the votes cast on our annual advisory vote on the compensation of our NEOs were in favor of this proposal. We believe that the level of support received for this proposal affirms our approach to executive compensation. See page 74 for this year’s say-on-pay proposal.
Compensation Committee Interlocks and Insider Participation
The directors who served on the HRCC during fiscal year 2022 were Mr. Goldman (Chair), Mr. El-Dada, Ms. Ling, Dr. Myers and Mr. Sulat (members of the post-Emergence HRCC) and Mr. Norton (Chair), Mr. Carlucci, Mr. Carroll and Ms. Whitaker (members of the pre-Emergence HRCC). During the 2022 fiscal year, there were no members of the HRCC who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

44   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS
HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
The Human Resources and Compensation Committee is responsible for the oversight of our compensation programs on behalf of the Board of Directors. In fulfilling these responsibilities, the Human Resources and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.
Based on the review and discussions referred to above, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Mallinckrodt’s Proxy Statement for the 2023 Annual General Meeting of Shareholders, which will be filed with the SEC and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).
Human Resources and Compensation Committee
Neal P. Goldman, Chairman
Karen L. Ling
James R. Sulat

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   45

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
The information presented in the Summary Compensation Table reflects compensation for our NEOs for fiscal 2022. In connection with our Emergence from bankruptcy, each existing equity interest in Mallinckrodt, including our ordinary shares and existing equity-based awards, was cancelled and extinguished, and our shareholders did not receive any recovery upon our emergence from Chapter 11 proceedings. Accordingly, upon Emergence, our NEOs who were employed by the Company prior to filing Chapter 11 did not receive any value for their RSUs, stock options or any other equity interest in Mallinckrodt held prior to Emergence.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Sigurdur Olafsson(5) President and Chief Executive Officer	2022	571,154	—	4,580,263	—	1,225,982	54,342	6,431,741
Bryan Reasons Executive Vice President and Chief Financial Officer	2022	611,308	150,000	2,290,137	—	651,105	114,449	3,816,999
	2021	623,077	—	—	—	2,059,710	128,898	2,811,685
	2020	586,539	900,000	—	—	2,437,750	176,080	4,100,369
Mark Tyndall(6) Executive Vice President, Chief Legal Officer and Corporate Secretary	2022	488,871	300,000	1,526,757	—	743,090	87,452	3,146,170
Stephen Welch(7) Executive Vice President and Head of Specialty Generics	2022	450,577	300,000	763,379	—	648,873	76,884	2,239,713
Henriette Nielsen(8) Executive Vice President and Chief Transformation Officer	2022	233,692	—	1,526,757	—	276,240	29,304	2,065,993
Mark C. Trudeau(9) Former President and Chief Executive Officer	2022	484,615	—	—	—	—	6,141,418	6,626,033
	2021	1,090,385	—	—	—	7,148,280	737,318	8,975,983
	2020	1,050,000	1,575,000	—	—	11,407,814	854,724	14,887,538
Steven Romano, M.D.(10) Former Executive Vice President and Chief Scientific Officer	2022	569,923	155,000	—	—	—	2,495,520	3,220,443
	2021	643,846	—	—	—	2,486,775	238,439	3,369,060
	2020	620,000	930,000	—	—	2,943,675	283,990	4,777,665
Hugh M. O’Neill(10) Former Executive Vice President and Chief Commercial Officer	2022	441,154	155,000	—	—	—	2,041,869	2,638,023
	2021	643,846	—	—	—	2,486,775	159,060	3,289,681
	2020	607,885	930,000	—	—	2,943,675	249,666	4,731,226
(1)
The amounts reported in 2020 represent cash retention awards paid in 2020 but not earned until 2022 for Mr. Trudeau, Mr. Reasons, Dr. Romano and Mr. O’Neill. The terms of the retention payments included repayment of the full amount if the executive had voluntarily terminated employment or been terminated for cause prior to the earlier of May 15, 2022 or the date the Company emerged from the Chapter 11 proceedings. The amounts reported in 2022 for Mr. Reasons, Dr. Romano and Mr. O’Neill represent cash retention awards earned in 2022 contingent upon remaining continuously employed with the Company through the 90-day anniversary of Emergence. The amount reported in 2022 for Mr. Tyndall represents a cash retention award earned and paid in 2022 contingent upon remaining continuously employed with the Company through May 15, 2022 or, if applicable, the date the Company emerged from the Chapter 11 proceedings. The amount reported in 2022 for Mr. Welch represents a one-time cash payment.

(2)
The amounts reported represent the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of restricted units and performance units awards granted during fiscal 2022 to Mr. Olafsson, Mr. Reasons, Mr. Tyndall, Mr. Welch and Ms. Nielsen. For performance units, the values shown reflect the grant date fair value based on the probable outcome of the performance conditions. If the highest level of achievement of the performance conditions were assumed, the value of the performance units at the grant date for the proxy officers would be: $4,884,863 for Mr. Olafsson, $2,442,442 for Mr. Reasons, $1,628,288 for Mr. Tyndall, $814,155 for Mr. Welch and $1,628,288 for Ms. Nielsen. Further information regarding the equity awards granted in fiscal 2022 are included in the Fiscal 2022 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2022 Fiscal Year-End Table and the CD&A. Amounts reported do not correspond to the actual value that may be recognized by the NEOs, which may be higher or lower based on a number of factors, including our performance, stock price fluctuations and applicable vesting. For additional information

46   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE COMPENSATION TABLES
relating to assumptions made in the valuation for current year awards reflected in these columns, see Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2022.
(3)
The amounts reported for fiscal year 2022 represent incentive cash awards paid to Mr. Olafsson, Mr. Reasons and Ms. Nielsen under our 2022 AIP. The amounts reported for fiscal year 2022 represent incentive cash awards paid to Mr. Tyndall and Mr. Welch under our 2022 KEIP. For information regarding the calculation of these awards, see the CD&A. For Mr. Welch, the amount reported for fiscal year 2022 includes a cash-based long-term incentive payment of $62,500 that vested in April 2022.

(4)
The amounts reported represent the aggregate dollar amount for each NEO for employer contributions to the Retirement Savings Plan, employer credits to the Supplemental Savings Plan, tax reimbursements, director fees, legal fee reimbursements related to employment agreements, financial planning services, long term disability insurance payments, the value of company recognition program rewards and travel expenses. The amounts for 2022 for Mr. Trudeau, Dr. Romano and Mr. O’Neill include severance payments in connection to the termination of their respective employments. The table below provides further detail on the amounts included in the All Other Compensation column of the Summary Compensation Table for fiscal 2022.

(5)
Mr. Olafsson joined the Company as its President, Chief Executive Officer and a director effective June 25, 2022.

(6)
Mr. Tyndall was appointed as our Executive Vice President, Chief Legal Officer and Corporate Secretary on August 17, 2022. Mr. Tyndall is an NEO for the first time in 2022.

(7)
Mr. Welch was appointed as a member of our Executive Committee on August 17, 2022. Mr. Welch is an NEO for the first time in 2022. The amount reported in the Salary column in 2022 for Mr. Welch includes a stipend in the amount of $46,154 paid for additional responsibilities undertaken during the Chapter 11 cases and ceased upon Emergence.

(8)
Ms. Nielsen joined the Company as its Executive Vice President and Chief Transformation Officer on August 17, 2022. Ms. Nielsen is an NEO for the first time in 2022.

(9)
Mr. Trudeau resigned from his roles as President, Chief Executive Officer and Director on June 15, 2022, in connection with our emergence from Chapter 11 proceedings.

(10)
Dr. Romano and Mr. O’Neill departed the Executive Committee and Mallinckrodt effective December 1, 2022 and September 16, 2022, respectively.

ALL OTHER COMPENSATION IN 2022
Name	Contributions to Retirement Savings Plan ($)	Credits to Supplemental Savings Plan ($)	Tax Reimbursement Payments ($)(1)	Director Fees ($)(2)	Payments in Regard to Termination ($)	Other ($)(3)
Sigurdur Olafsson	10,353	15,969	—	—	—	28,020
Bryan Reasons	19,400	76,979	—	—	—	18,070
Mark Tyndall	19,400	50,836	—	—	—	17,072
Stephen Welch	19,400	40,216	—	—	—	16,826
Henriette Nielsen	11,356	—	—	—	—	17,948
Mark C. Trudeau	19,400	214,151	248,417	—	5,648,523	10,928
Steven Romano	18,300	86,789	—	339,965	2,024,870	25,596
Hugh M. O’Neill	19,400	81,977		—	1,930,551	—

(1)
With respect to Mr. Trudeau, amounts shown represent payments under our Tax Equalization Policy related to his service on the Board of Directors. Following the filing of all tax returns, a tax equalization calculation will be prepared to determine the ultimate amount owed either to the Company or Mr. Trudeau under our Tax Equalization Policy.

(2)
The Company appointed Dr. Romano as its representative on the Board of Directors of Silence Therapeutics plc. Dr. Romano received director fees of £37,000 in cash and an option award with an aggregate grant date fair value of £244,000 from Silence Therapeutics plc for this service in 2022. For purposes of this table, the exchange rate as of December 31, 2022 of one British Pound to 1.2098 U.S. dollars was used.

(3)
Includes legal fee reimbursements related to the NEOs’ employment agreements in the amounts of $25,000 for Mr. Olafsson, $10,422 for Mr. Reasons, $12,024 for Mr. Tyndall, $11,832 for Mr. Welch and $10,800 for Ms. Nielsen. For Ms. Nielsen, also includes $4,837 related to temporary lodging at hotels and travel expenses. For Mr. Trudeau and Dr. Romano, includes $17,379 and $7,305, respectively, for financial planning services. Also includes amounts related to long term disability insurance payments in the following amounts: $3,020 for Mr. Olafsson, $7,648 for Mr. Reasons, $5,048 for Mr. Tyndall, $4,994 for Mr. Welch, $2,311 for Ms. Nielsen, $3,623 for Mr. Trudeau and $8,217 for Dr. Romano.

Grants of Plan-Based Awards
The following table provides information concerning the cash incentive awards and equity incentive awards granted to each of our NEOs in fiscal 2022.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   47

EXECUTIVE COMPENSATION TABLES
•
“AIP” is the annual cash incentive award payable pursuant to our 2022 Annual Incentive Plan.

•
“KEIP” is the cash incentive award payable pursuant to our 2022 Key Employee Incentive Plan which included two stand-alone periods; First Half and Second Half.

•
“PSUs” are restricted unit awards subject to performance-based vesting.

•
“RSUs” are restricted unit awards subject to time-based vesting.

For a more complete understanding of the table, please read the footnotes that follow the table, as well as the related discussion in the CD&A.
FISCAL 2022 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Sigurdur Olafsson
AIP(4)	2/23/2022		385,529	771,058	2,313,173
PSUs	12/14/2022	12/12/2022				112,637	225,273	450,546				2,442,431
RSUs	12/14/2022	12/12/2022							225,272(5)			2,137,831
Bryan Reasons
AIP	2/23/2022		236,250	472,500	1,417,500
PSUs	12/14/2022	12/12/2022				56,319	112,637	225,274				1,221,221
RSUs	12/14/2022	12/12/2022							112,636(6)			1,068,916
Mark Tyndall
KEIP	2/23/2022		345,355	690,710	2,072,130
PSUs	12/14/2022	12/12/2022				37,546	75,091	150,182				814,144
RSUs	12/14/2022	12/12/2022							75,091(6)			712,614
Stephen Welch
KEIP	2/23/2022		267,750	535,500	1,606,500
PSUs	12/14/2022	12/12/2022				18,773	37,546	75,091				407,077
RSUs	12/14/2022	12/12/2022							37,545(6)			356,302
Henriette Nielsen
AIP(4)	2/23/2022		86,868	173,736	521,209
PSUs	12/14/2022	12/12/2022				37,546	75,091	150,182				814,144
RSUs	12/14/2022	12/12/2022							75,091(6)			712,614
Mark C. Trudeau
AIP(7)			656,250	1,312,500	3,937,500
Steven Romano, M.D.
AIP(7)	2/23/2022		201,500	403,000	1,209,000
Hugh M. O’Neill
AIP(7)	2/23/2022		201,500	403,000	1,209,000
(1)
The amounts reported reflect threshold, target and maximum award amounts for fiscal 2022 that were set in fiscal 2022 under the AIP / KEIP short-term incentive plan. The actual amounts earned by each NEO pursuant to such awards are reported under the Non-Equity Plan Incentive Compensation column of the Summary Compensation Table.

(2)
The amounts reported reflect threshold, target and maximum award amounts for performance units granted to our NEOs during fiscal 2022 except for Mr. Trudeau, Dr. Romano and Mr. O’Neill. The actual amounts are contingent upon the satisfaction of performance-based vesting requirements of Relative TSR and Adjusted Operating Cash Flow, each weighted at 50%, over a performance period of the second half of fiscal 2022 through fiscal 2024.

48   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE COMPENSATION TABLES
(3)
The amounts reported represent the aggregate grant date fair value, computed in accordance with ASC 718, of performance units and restricted units issued to each of our NEOs during fiscal 2022 except for Mr. Trudeau, Dr. Romano and Mr. O’Neill.

(4)
Prorated based on hire date.

(5)
Grants of restricted units scheduled to vest in three equal amounts on each of June 25, 2023, 2024 and 2025.

(6)
Grants of restricted units scheduled to vest in three equal amounts on each of August 17, 2023, 2024 and 2025.

(7)
Amounts represent the range of possible payouts denominated in dollars pursuant to AIP, as established by the HRCC in February 23, 2022. Actual amounts paid out were based on target performance and prorated pursuant to each NEO’s applicable separation agreement. See the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above for actual amounts paid.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Employment Agreement with Mr. Olafsson.   Upon our emergence from Chapter 11 proceedings on June 16, 2022, we entered into an employment agreement (as subsequently amended and restated on February 22, 2023, the “New CEO Employment Agreement”) with Mr. Olafsson, pursuant to which Mr. Olafsson commenced service as our CEO effective as of June 25, 2022 (the “Start Date”), for an indefinite term.
Pursuant to the New CEO Employment Agreement, Mr. Olafsson receives an annual base salary of $1,100,000. Mr. Olafsson will also be eligible to receive a performance-based annual bonus with a target amount of 135% of base salary and a maximum amount of 250% of base salary. For the 2022 annual bonus, Mr. Olafsson will receive a guaranteed amount of $742,500. In addition, the New CEO Employment Agreement provided that on or within 30 calendar days following the Start Date, Mr. Olafsson would be granted a one-time equity award (the “Initial Grant”) covering 450,545 Ordinary Shares, 50% of which would consist of restricted units that vest ratably on each of the first three anniversaries of the Start Date, and the remaining 50% of which would consist of performance units that cliff vest following the performance period that ends on December 27, 2024 as outlined on the applicable award agreement, based equally on the Company’s attainment of (1) total shareholder return relative to the TSR generated by the Russell 2000 Biotechnology Subsector index (or another peer group of pharmaceutical companies selected by the HRCC) peers and (2) adjusted operating cash flow, each during the performance period. Beginning in fiscal year 2023 and for each subsequent fiscal year, Mr. Olafsson will be eligible to receive equity awards (the “Annual Grant”) under our equity compensation plans including the MIP (as defined below). The target value for the Annual Grant in respect of fiscal year 2023 will be not less than $4,000,000.
The New CEO Employment Agreement provides that Mr. Olafsson will be restricted from competing with us and from soliciting our employees and business partners during the 12-month period following his termination of employment for any reason. For information on termination benefits under the New CEO Employment Agreement, see “Potential Payments Upon Termination” on page 52 below.
Other NEO Employment Agreements.   We entered into employment agreements with each of Mr. Reasons, Ms. Nielsen, Mr. Tyndall and Mr. Welch on August 17, 2022 (the “Effective Date”), each of which were subsequently amended and restated on February 22, 2023. Pursuant to their employment agreements, Mr. Reasons, Ms. Nielsen, Mr. Tyndall and Mr. Welch receive annual base salaries of $630,000, $620,000, $575,000 and $450,000, respectively. Each of the executives are eligible to receive a performance-based annual bonus with a target amount of 75% of base salary and a maximum amount of 150% of base salary, except for Mr. Welch, who will be eligible for a performance-based bonus with a target of 60% of base salary and a maximum of 120% of base salary. In addition, the employment agreements provide that as soon as reasonably practicable following the Effective Date, the executives would be granted one-time equity awards (each, an “Initial Grant”) consisting of 225,273 (for Mr. Reasons), 150,182 (for Ms. Nielsen and Mr. Tyndall) and 75,091 (for Mr. Welch) ordinary shares, 50% of which would consist of restricted units that vest ratably on each of the first three anniversaries of the Effective Date, and the remaining 50% of which would consist of performance units that cliff vest following the performance period that ends on December 27, 2024 as outlined in the applicable award agreement based on the Company’s attainment of TSR relative to the TSR generated

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   49

EXECUTIVE COMPENSATION TABLES
by the Russell 2000 Biotechnology Subsector index (or another peer group of pharmaceutical companies selected by the HRCC) during the performance period. The employment agreements also provide that beginning in fiscal year 2023, and for each subsequent fiscal year, each of the executives will be eligible to receive equity awards under our equity compensation plans. For additional information on termination benefits under the employment agreements, see “Potential Payments Upon Termination” on page 52 below.
Former Officer Employment Agreements.   We entered into employment agreements with each of Mr. Trudeau, Dr. Romano and Mr. O’Neill on July 20, 2020. The term of each employment agreement was three years, with automatic one year renewals, absent notice of non-renewal. Pursuant to Mr. Trudeau’s employment agreement, he was entitled to (i) a base salary of $1,050,000, (ii) an annual bonus with a target annual bonus opportunity not less than 125% of his annual base salary, (iii) eligibility for participation in the welfare and other benefit plans, practices, policies and programs for senior executives of the Company generally, and (iv) reimbursement for all reasonable, documented business expenses incurred in accordance with performance of Mr. Trudeau’s duties under the agreement. For each of Dr. Romano and Mr. O’Neill, pursuant to their respective employment agreements, each executive was entitled to (i) a base salary of $620,000, (ii) an annual bonus with a target annual bonus opportunity not less than 65% of his annual base salary, (iii) eligibility for participation in the welfare and other benefit plans, practices, policies and programs for senior executives of the Company generally, and (iv) reimbursement for all reasonable, documented business expenses incurred in accordance with performance of such executive’s duties under the agreement. Each employment agreement also provided for severance benefits which were intended to codify into a contractual arrangement the severance benefits that each executive officer was already entitled to under the executive severance plan.
The employment agreements with each of Mr. O’Neill and Dr. Romano were supplemented by a letter agreement entered into upon our emergence from Chapter 11 proceedings on June 16, 2022, which provided that the applicable officer agrees to remain continuously employed with us and our subsidiaries and affiliates through the 90-day anniversary of Emergence. During such period, the executives continued to receive compensation and benefits in accordance with the terms of his employment agreement. Upon the expiration of such period and for fifteen days thereafter, each executive had the option to terminate his employment and receive the severance benefits provided under his employment agreement upon an involuntary termination of employment, subject to conditions in his employment agreement, including his execution and nonrevocation of a release of claims. In consideration for his agreement to remain employed through the end of the 90-day period, each executive was entitled to be paid an additional amount equal to three times his monthly base salary, which amount would also be paid if his employment is terminated without cause by us prior to the end of the 90-day period.
In connection with each of Mr. Trudeau, Dr. Romano and Mr. O’Neill’s terminations of employment, each executive entered into a Separation of Employment and General Release that set forth applicable severance payments to be paid in connection with such executive’s termination. See “Potential Payments Upon Termination” on page 52 below for more information.
Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding outstanding stock option awards and unvested restricted unit and performance unit awards held by each NEO and the corresponding market value as of December 30, 2022, except for Mr. Trudeau, Dr. Romano and Mr. O’Neill, each of whom did not have any outstanding equity awards at fiscal year end. For a more complete understanding of the table, please read the footnotes that follow the table.

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EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Sigurdur Olafsson	225,272(1)	1,745,858	112,637(3)	872,937
Bryan Reasons	112,636(2)	872,929	56,319(3)	436,472
Mark Tyndall	75,091(2)	581,955	37,546(3)	290,982
Stephen Welch	37,545(2)	290,974	18,773(3)	145,491
Henriette Nielsen	75,091(2)	581,955	37,546(3)	290,982

(1)
Represents restricted units granted on December 14, 2022, which vest ratably on each of the first three anniversaries of June 25, 2022.

(2)
Represents restricted units granted on December 14, 2022, which vest ratably on each of the first three anniversaries August 17, 2022.

(3)
Represents performance units granted on December 14, 2022, which cover the performance cycle of second half fiscal 2022 through fiscal year end 2024 (July 2, 2022 through December 27, 2024). The amounts reported in this column are based on achievement at the threshold level. Payment of shares earned, if any, will occur in 2025.

Option Exercises and Stock Vested
Upon Emergence, all prior stock awards of the Company were cancelled. For the grants awarded to the NEOs in 2022 who remained employed with the Company as of December 30, 2022, none of the awards will begin to vest until 2023. Accordingly, the NEOs had no option exercises or stock vested during the year ended December 30, 2022.
Non-Qualified Deferred Compensation
The following table provides information with respect to non-qualified deferred compensation for fiscal 2022 for each NEO. For more information regarding information contained in the table and the material terms of our non-qualified deferred compensation plan, please read the related narrative and footnotes that follow the table.
FISCAL 2022 NON-QUALIFIED DEFERRED COMPENSATION
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)(2)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Sigurdur Olafsson	—	15,969	—	—	15,969
Bryan Reasons	—	76,979	(82,168)	—	463,559
Mark Tyndall	—	50,836	(36,259)	—	197,517
Stephen Welch	—	40,216	(28,004)	—	163,736
Henriette Nielsen	—	—	—	—	—
Mark Trudeau	—	214,151	(541,962)	—	2,940,144
Steven Romano, M.D.	—	86,789	(95,132)	—	642,690
Hugh O’Neill	—	81,977	(343,670)	—	1,201,073

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EXECUTIVE COMPENSATION TABLES
(1)
The amounts reported include amounts that we credited to our Supplemental Savings Plan on behalf of the NEOs during fiscal 2022. These amounts are included in the amounts set forth in the All Other Compensation column of the Summary Compensation Table for fiscal 2022.

(2)
The amounts reported include earnings credited to the NEO’s account in the Supplemental Savings Plan. Earnings on amounts credited to the Supplemental Savings Plan are determined by investment selections made by each NEO in investment alternatives that generally mirror investment choices offered under the Retirement Savings Plan (our 401(k) plan).

(3)
The amounts reported for each NEO includes the NEO’s total balance in our Supplemental Savings Plan as of December 30, 2022.

Mallinckrodt Supplemental Savings Plan.   Under the Mallinckrodt Supplemental Savings Plan, participants, including NEOs, may defer up to 50% of their base salary and 75% of their annual bonus. We provide matching credits based on the participant’s deferred base salary and bonus at the same rate that such participant is eligible to receive matching contributions under the Mallinckrodt Retirement Savings Plan and Company credits on any cash compensation (i.e., base salary and bonus) that the participant earns during a calendar year in excess of applicable IRS limits ($305,000 for 2022). Participants are fully vested in matching and Company credits (including earnings on such credits) upon completion of two years of service. The Mallinckrodt Supplemental Savings Plan is a non-qualified deferred compensation plan that is maintained as an unfunded “top-hat” plan and is designed to comply with Section 409A of the Code. Amounts credited to the Mallinckrodt Supplemental Savings Plan as participant deferrals or Company credits may also be credited with earnings (or losses) based upon investment selections made by each participant from investments that generally mirror investments offered under the Mallinckrodt Retirement Savings Plan. Participants may elect whether they will receive a distribution of their Mallinckrodt Supplemental Savings Plan account balances upon termination of employment or at a specified date. Distributions can be made in a lump sum or in up to 15 annual installments. Elective deferrals of compensation were suspended for 2022.
Under the Mallinckrodt Retirement Savings Plan, we make an automatic contribution of 3% of an employee’s eligible pay, irrespective of whether the employee contributes to such plan. Additionally, we match $0.50 for every one dollar $1.00 employees contribute, up to the first 8% of eligible pay.
Potential Payments upon Termination
Employment Agreements.   The following description of severance provisions of Employment Agreements (which are further described above on page 49) describes the terms as in effect on December 30, 2022, which excludes Mr. Trudeau, Dr. Romano and Mr. O’Neill, each of whom separated from the Company during fiscal 2022, and whose termination benefits are described below. The following description does not apply to Mr. Olafsson’s termination benefits, which are further described in the section “Mr. Olafsson’s Severance” below.
For the NEOs employed by the Company as of December 30, 2022, severance benefits are payable pursuant to employment agreements entered into between each of the NEOs and a subsidiary of the Company (the “Employment Agreements”). Under the Employment Agreements, benefits are payable to the NEOs, upon termination without cause or voluntary termination with Good Reason. Post-termination benefits consist of:
•
Payment of 1 times (1.5x for our CFO) the executive’s annual base salary and annual target bonus payable in installments;

•
A lump sum payment equal to a prorated portion of the target bonus payable with respect to the year in which the termination occurs;

•
A lump sum payment equal to 12 months (18 months for our CFO) of premiums that would have been payable by the NEO if the NEO had elected to continue coverage under the Company’s health and welfare plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”);

•
Accelerated vesting in full of the Initial Grant RSUs;

•
A pro-rata vesting of Initial Grant PSUs to vest at the completion of the performance period based on certified performance results; and

52   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE COMPENSATION TABLES
•
Outplacement services for up to 12 months.

In addition, change in control severance benefits are payable to eligible executives, including NEOs, only if the double-trigger requirements are satisfied, meaning that, in order to receive any of the following benefits, the executive must experience an involuntary termination of employment or good reason resignation during a period that begins upon, and ends 1 year after, a change in control. Post-termination benefits consist of:
•
Payment of 1 times (1.5x for our CFO) the executive’s annual base salary and annual target bonus payable as a lump sum;

•
A lump sum payment equal to a prorated portion of the target bonus payable with respect to the year in which the termination occurs;

•
A lump sum payment equal to 12 months (18 months for our CFO) of premiums that would have been payable by the NEO if the NEO had elected to continue coverage under the Company’s health and welfare plans under COBRA;

•
Accelerated vesting in full of RSUs, PSUs and other equity awards with the vesting level of PSUs based on assumed attainment of TSR at the target performance level; and

•
Outplacement services for up to 12 months.

The payment of benefits under the Employment Agreements is conditioned upon the executive executing a general release in favor of us and is subject to the terms of the Non-Competition, Non-Solicitation and Confidentiality Agreement by and between the executive and us, under which the executive agreed not to disclose confidential information of the Company at any time and not to compete with us nor solicit our employees or customers, for a period of one year following termination of employment. We may cancel benefits that are payable or seek to recover benefits previously paid if the executive does not comply with these provisions or violates the release of claims. Payments may be delayed until six months after termination of employment if necessary to comply with Section 409A of the Code.
Upon a termination of employment for cause, executives, including NEOs, are not eligible for severance benefits under the Employment Agreements and forfeit all unvested RSUs and PSUs. In addition, the RSUs and PSUs include a “clawback” feature pursuant to which we may recover the amount of any profit the NEO realized upon the vesting of RSUs or PSUs for a period of three years from the determination that a recoupment is required, to the extent permitted by law.
For purposes of the Employment Agreements, “cause” means: substantial refusal of the NEO to perform the duties and responsibilities of the NEO’s job as required by the Company other than due to permanent disability, a material violation of any fiduciary duty or duty of loyalty owed to us; conviction of misdemeanor (other than a traffic offense) or felony; fraud, embezzlement or theft; violation of a material rule or policy, including a violation of our Guide to Business Conduct; or unauthorized disclosure of any of our trade secrets or confidential information.
For purposes of the Employment Agreements, “good reason” means a retirement or termination of employment by the NEO that is not initiated by the Company and that is caused by any one or more of the following events, in each case, without the NEO’s written consent : (i) the Company requires the NEO to relocate to a principal place of employment more than fifty miles from the NEO’s existing place of employment, which materially increases the NEO’s commuting time; (ii) the Company, without the NEO’s consent, materially reduces the NEO’s base salary or target annual bonus opportunity, other than a reduction of less than 10% that is made at the same time to the base salary or target annual bonus opportunity, as applicable, of all similarly situated employees; (iii) or a requirement that the NEO report to any other person, position or entity other than the CEO. Additionally, “good reason” will only exist if the NEO provides written notice stating the good reason event, we do not cure such event, and the NEO terminates employment within a certain period of time after the end of the cure period.
Mr. Olafsson’s Severance.   Under the New CEO Employment Agreement, in the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with good reason (in

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EXECUTIVE COMPENSATION TABLES
each case as defined in the New CEO Employment Agreement), Mr. Olafsson will be entitled to the following severance compensation and benefits (the “Severance Benefits”): (a) an amount equal to two times the sum of his annual base salary and target annual bonus payable in installments, (b) a lump sum payment of a prorated target annual bonus with respect to the year in which the termination occurs, (c) our payment of COBRA premiums for 18 months or until he becomes eligible for comparable benefits through a new employment, (d) accelerated vesting of outstanding equity awards by an additional 12 months following the termination, except that (i) the Initial Grant will vest in full and (ii) the pro rata portion of PSUs (other than PSUs covered by the Initial Grant) will remain eligible to vest at the end of the performance period and will be settled based on certified performance results, and (e) our coverage of the cost of outplacement services for up to 12 months.
In the event that Mr. Olafsson’s employment is terminated by us without Cause or by Mr. Olafsson with good reason during the period beginning 120 days prior to and ending 24 months after a Change in Control (in each case as defined in the New CEO Employment Agreement), Mr. Olafsson will receive the foregoing Severance Benefits with the following enhancements: (a) the base salary and bonus severance will be a lump sum payment of 2.5 times the sum of his annual base salary and target annual bonus, and (b) all outstanding equity awards will become vested (with PSUs being settled based on the greater of target and actual performance through the Change in Control).
For purposes of the New CEO Employment Agreement, as well as the “clawback” feature discussed above, “cause” means: (i) substantial refusal of the CEO to perform the duties and responsibilities of his job as required by the Board other than due to incapacity; (ii) a material violation of any fiduciary duty or duty of loyalty owed to us; (iii) conviction of misdemeanor (other than a traffic offense) involving moral turpitude or felony; (iv) any willful act or omission of fraud, embezzlement or theft; (v) any violation of a material rule or policy, including a violation of our Guide to Business Conduct; or (vi) any unauthorized disclosure of any of our trade secrets or confidential information.
For purposes of the New CEO Employment Agreement, “good reason” means a retirement or termination of employment by the CEO that is not initiated by the Company and that is caused by any one or more of the following events, in each case, without the CEO’s written consent: (i) a material reduction in his base salary; (ii) a material diminution in his title or authority, duties, reporting lines or responsibilities; (iii) a relocation of his principal place of employment by more than 50 miles; (iv) the Company’s failure to timely make certain equity grants specified in the agreement; (v) failure of a successor to the Company to agree to assume and honor the agreement; or (vi) any other material breach of the agreement or any material compensation agreement by the Company. Additionally, “good reason” will only exist if the CEO provides written notice stating the good reason event, we do not cure such event, and the CEO terminates employment within a certain period of time after the end of the cure period.
All of the foregoing severance compensation and benefits are subject to Mr. Olafsson’s execution and nonrevocation of a general release of claims against us and his continued compliance with restrictive covenants as described below.
Other Termination Benefits.   The terms of our 2022 AIP and 2022 KEIP and equity plan provide for certain benefits upon a NEO’s termination of employment due to death, disability or retirement. For this purpose, normal retirement occurs where an executive officer terminates employment after attaining age 60 and the sum of the executive’s age and years of service equals at least 70. Under the 2022 AIP and 2022 KEIP, NEOs are eligible to receive a pro-rated incentive cash award based on the number of days that the executive officer was employed by us during the fiscal year upon death, disability or normal retirement. Under the equity plan as in effect on December 30, 2022, NEOs were eligible to receive full vesting of RSUs and PSUs upon death, disability or normal retirement.
The table below reflects the amount of compensation that would become payable to each of our NEOs, other than Mr. Trudeau, Dr. Romano and Mr. O’Neill, under existing employment agreements and plans if the NEO’s employment had terminated on December 30, 2022, the last day of fiscal 2022, given the NEO’s service levels as of such date and, where applicable, based on our closing stock price as of that date, which was $7.45. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits available generally to salaried employees, such as distributions under the Retirement Savings Plan.

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EXECUTIVE COMPENSATION TABLES
The actual amounts that would be paid upon an NEO’s termination of employment or in connection with a change in control can be determined only at the time of any such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the executive’s age and years of service, the attained level of performance for performance units and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment. For a more complete understanding of the table, please read the footnotes that follow the table.
POTENTIAL PAYMENTS UPON TERMINATION
Name and Termination Scenario	Cash Severance ($)	Stock Awards(1)(2) ($)	Benefits and Outplacement ($)	Retirement ($)	Cutback ($)	Total ($)
Sigurdur Olafsson
Involuntary Termination (other than for cause)	5,170,000	3,491,716	49,341	15,969		8,727,026
Involuntary Termination (for cause)	—	—	—	—	—	—
Voluntary Termination(3)	—	—	—	—	—	—
Death or Disability	—	3,491,716	—	15,969	—	3,507,685
Change in Control Termination	6,462,500	3,491,716	49,341	15,969	—	10,019,526
Bryan Reasons
Involuntary Termination (other than for cause)	1,653,750	1,046,747	60,968			2,761,465
Involuntary Termination (for cause)	—	—	—	—	—	—
Voluntary Termination(3)	—	—	—	—	—	—
Death or Disability	—	1,745,858	—	—	—	1,745,858
Change in Control Termination	1,653,750	1,745,858	60,968	—	—	3,460,576
Mark Tyndall
Involuntary Termination (other than for cause)	1,006,250	697,834	25,020	—	—	1,729,104
Involuntary Termination (for cause)	—	—	—	—	—	—
Voluntary Termination(3)	—	—	—	—	—	—
Death or Disability	—	1,163,911	—	—	—	1,163,911
Change in Control Termination	1,006,250	1,163,911	25,020	—	—	2,195,181
Stephen Welch
Involuntary Termination (other than for cause)	720,000	348,912	49,216	—	—	1,118,128
Involuntary Termination (for cause)	—	—	—	—	—	—
Voluntary Termination(3)	—	—	—	—	—	—
Death or Disability	—	581,948	—	—	—	581,948
Change in Control Termination	720,000	581,948	49,216	—	—	1,351,164
Henriette Nielsen
Involuntary Termination (other than for cause)	1,085,000	697,834	49,173	—	—	1,832,007
Involuntary Termination (for cause)	—	—	—	—	—	—
Voluntary Termination(3)	—	—	—	—	—	—
Death or Disability	—	1,163,911	—	—	—	1,163,911
Change in Control Termination	1,085,000	1,163,911	49,173	—	—	2,298,084
(1)
Reflects total cash value of PSUs and RSUs subjected to accelerated vesting in the Initial Grant awarded on December 14, 2022.

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EXECUTIVE COMPENSATION TABLES
(2)
Each NEO’s employment agreement provides for full acceleration of the RSU portion of the Initial Grant in the event of termination without cause or for good reason. With respect to his outstanding PSUs, Mr. Olafsson would receive full acceleration. The other NEOs would receive a pro-rata portion of their outstanding PSUs until the second anniversary of the applicable grant date, and the pro-rated PSUs would continue to be subject to performance vesting conditions. For purpose of this analysis, PSU value assumes payout at target performance, prorated for employment period through the change in control date.

Mr. Trudeau, Dr. Romano and Mr. O’Neill’s Termination Benefits
Mr. Trudeau resigned from his roles as President, Chief Executive Officer and Director on June 15, 2022, in connection with our emergence from Chapter 11 proceedings. Mr. O’Neill and Dr. Romano departed the Executive Committee and Mallinckrodt effective September 16, 2022 and December 1, 2022, respectively.
Mr. Trudeau’s Separation Agreement.   In connection with Mr. Trudeau’s departure on June 15, 2022, he entered into a Separation of Employment Agreement and General Release pursuant to which Mr. Trudeau was entitled to receive certain severance payments in lieu of the severance benefits pursuant to his Employment Agreement, including (i) a lump sum payment of $2,100,000, equal to 24 months’ of his current base salary, (ii) a lump sum payment of $2,878,750, equal to Mr. Trudeau’s average annual bonus paid over the prior three fiscal years multiplied by 2.0, excluding any amounts attributable to the component of the award intended to replace his previously approved target long-term equity incentive opportunity, (iii) a lump sum of $598,558, in lieu of a bonus under the Company’s AIP for the fiscal year 2022, (iv) a lump sum payment of $36,695, equal to 18 months’ of the difference of the applicable COBRA premium and the current benefit plan options in which Mr. Trudeau currently enrolled, (v) the cost of 12 months’ outplacement services, if Mr. Trudeau elects to utilize such services, and (vi) notice pay in the amount $34,521. In addition, pursuant to the Separation Agreement and Release, all equity held by Mr. Trudeau was cancelled and forfeited as of the time of his separation and Mr. Trudeau agreed to certain release of claims, non-disparagement and confidentiality obligations.
Mr. O’Neill’s Separation Agreement.   In connection with Mr. O’Neill’s departure on September 16, 2022, he entered into a Separation of Employment Agreement and General Release pursuant to which Mr. O’Neill was entitled to receive certain severance payments in lieu of the severance benefits pursuant to his Employment Agreement, including (i) amounts accrued but unpaid, including a previously awarded retention payment of $155,000, (ii) $50,959 in notice pay, (iii) a lump sum payment of $930,000, equal to 18 months’ of his current base salary, (iv) a lump payment of $629,623 equal to Mr. O’Neill’s average annual bonus paid over the prior three fiscal years multiplied by 1.5 excluding any amounts attributable to the component of the award intended to replace his previously approved target long-term equity incentive opportunity, (iv) a lump sum of $286,750 in lieu of a bonus under the Company’s AIP for the fiscal year 2022; (v) a benefits lump sum payment of $33,219, and (vi) the cost of 12 months’ outplacement services, if Mr. O’Neill elects to utilize such services. In addition, all equity held by Mr. O’Neill was cancelled following Emergence and Mr. O’Neill agreed to certain release of claims, non-disparagement and confidentiality obligations.
Dr. Romano’s Separation Agreement.   In connection with Dr. Romano’s departure on December 1, 2022, he entered into a Separation of Employment Agreement and General Release pursuant to which Dr. Romano was entitled to receive certain severance payments in lieu of the severance benefits pursuant to his Employment Agreement, including (i) amounts accrued but unpaid, including a previously awarded retention payment of $155,000, (ii) $50,959 in notice pay, (iii) a lump sum payment of $930,000, equal to18 months’ of his current base salary, (iv) a lump payment of $662,935, equal to Dr. Romano’s average annual bonus paid over the prior three fiscal years multiplied by 1.5 excluding any amounts attributable to the component of the award intended to replace his previously approved target long-term equity incentive opportunity, (iv) a lump sum of $370,893, in lieu of a bonus under the Company’s AIP for the fiscal year 2022; (v) a benefits lump sum payment of $10,083; and (vi) the cost of 12 months’ outplacement services, if Dr. Romano elects to utilize such services. In addition, all equity held by Dr. Romano was cancelled following Emergence and Dr. Romano agreed to certain release of claims, non-disparagement and confidentiality obligations.

56   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

EXECUTIVE COMPENSATION TABLES
PAY RATIO
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.
As permitted under the SEC rules, we used annual gross wages as reported in our payroll system as our consistently applied compensation measure to determine our median employee. We maintained the same determination date as reported in prior years of October 1 to determine our employee workforce. We annualized pay for those who commenced work during the twelve month period wages were considered. We identified employees who were paid within a 2% range of the median. We selected an employee from that group and determined that person’s total compensation was $104,032. Our CEO, Mr. Olafsson became our President and CEO effective June 25, 2022. Accordingly, based on Mr. Olafsson’s annualized total compensation of $8,284,242, our ratio of CEO pay to median worker pay for 2022 is approximately 80:1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   57

PAY VERSUS PERFORMANCE
PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the HRCC views the link between the Company’s performance and its NEO’s pay. For a discussion of how the Company views its executive compensation structure, including alignment with Company performance, see the CD&A beginning on page 27.
In accordance with SEC rules, the following table and supporting narrative contain information regarding compensation actually paid (“CAP”). Neither CAP nor the amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually paid, earned or received during the applicable year. Per SEC rules, CAP was calculated by adjusting SCT total compensation values for the applicable year as described in the footnotes to the following table.
The HRCC did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
Pay Versus Performance Table
Year	SCT Total for CEO #1 ($)(1)	SCT Total for CEO #2 ($)(2)	CAP to CEO #1 ($)(1)	CAP Paid to CEO #2 ($)(2)	Average SCT Total for Other NEOs ($)(3)	Average CAP to Other NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:(4)		GAAP Net Loss (millions)	Adjusted operating cash flow (millions)(5)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2022	$6,626,033	$6,431,741	$6,626,033	$5,514,924	$2,854,557	$2,650,330	$42	$111	$(911)	$692
2021	$8,975,983	N/A	$8,978,348	N/A	$3,329,371	$3,327,359	N/A	N/A	$(717)	$829
2020	$14,887,538	N/A	$13,838,104	N/A	$4,497,889	$4,245,890	N/A	N/A	$(945)	$866
(1)
Mark Trudeau served as our CEO in 2020, 2021 and 2022.

(2)
Sigurdur O. Olafsson served as our CEO in 2022.

(3)
Our other NEOs serving in 2020 were Bryan Reasons, Hugh O’Neill, Steven Romano and Mark Casey. Our other NEOs serving in 2021 were Mr. O’Neill and Dr. Romano. Our other NEOs serving in 2022 were Mr. Reasons, Mr. O’Neill and Dr. Romano, as well as Mark Tyndall, Stephen Welch and Henriette Nielsen.

(4)
Assumes a hypothetical initial investment of $100 in new ordinary shares issued on June 17, 2022. Peer Group used for total shareholder return (“TSR”) comparisons reflects NYSE Pharmaceutical Index, which is the same industry index included in Part II, Item 5, “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” furnished on pages 60-61 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022. The 2022 TSR covers the period from June 17, 2022 through December 30, 2022, reflecting the period of time since Company’s emergence from Chapter 11 proceedings.

(5)
SEC rules require us to designate a “company-selected measure” that in our assessment represents the most important financial performance measure (other than total shareholder return, stock price, or net income) used by the Company to link the CAP of our NEOs, for the most recently completed fiscal year, to our performance. For 2022, we selected adjusted operating cash flow. For 2020, the adjusted operating cash flow measure that we used for compensation purposes did include interest payments, but these amounts were excluded in this measure in 2021 and 2022. For consistency, adjusted operating cash flow for 2020 in the table above excludes the $268 million in interest payments. This performance measure may not have been the most important financial performance measure for years 2021 and 2020, and we may determine a different financial performance measure to be the most important financial performance measure in future years. Adjusted operating cash flow is a non-GAAP measure, and it represents operating cash flow prepared in accordance with GAAP adjusted for separation costs, reorganization advisor fees, working capital impacts related to the CARES Act, significant legal and environmental charges, working capital impacts resulting from the Company’s Chapter 11 bankruptcy filing, severance costs, interest payments, acquisition/divestiture costs, incremental Terlivaz launch spend contingent upon FDA approval and the impact of a customer bankruptcy.

58   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PAY VERSUS PERFORMANCE
To calculate compensation actually paid for our CEOs and other NEOs the following adjustments were made to SCT total pay.
	CEO #1 Mr. Trudeau			CEO #2 Mr. Olafsson
	2020	2021	2022	2020	2021	2022
SCT Total	$14,887,538	$8,975,983	$6,626,033	N/A	N/A	$6,431,741
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	—	—	—	N/A	N/A	$(4,580,263)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	—	—	—	N/A	N/A	—
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	—	—	—	N/A	N/A	$3,663,446
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(672,936)	—	—	N/A	N/A	—
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$(184,900)	$2,365	—	N/A	N/A	—
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	—	—	—	N/A	N/A	—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(191,599)	—	—	N/A	N/A	—
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	N/A	N/A	N/A	N/A	N/A	—
CAP	$13,838,104	$8,978,348	$6,626,033	N/A	N/A	$5,514,924

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   59

PAY VERSUS PERFORMANCE
	Average Other NEOs
	2020	2021	2022
SCT Total	$4,497,889	$3,329,371	$2,854,557
Equity Deductions
Deduction for amounts reported in the “Stock Awards” column in the SCT for applicable fiscal year	—	—	$(1,017,838)
Deduction for amounts reported in the “Option Awards” column in the SCT for applicable fiscal year	—	—	—
Equity Change in Fair Value
Year End Fair Value of Current Year Equity Awards	—	—	$814,101
Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	$(186,366)	$(3,253)	$(352)
Year over Year Change in Fair Value of Equity Awards Granted in Prior Year that Vested in the Year	$(42,011)	$1,241	$(138)
Fair Value as of Vesting Date of Equity Awards Granted and Vested in the year	—	—	—
Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	$(23,621)	—	—
Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value of Total Compensation	N/A	N/A	N/A
CAP	$4,245,890	$3,327,359	$2,650,330
The equity awards included above are comprised of PSUs, RSUs and stock options granted from 2016 through 2022. The following assumptions underpin the fair value calculations.
Fair values for PSUs subject to market-based measures such as relative TSR have been calculated using a Monte Carlo valuation model. As a result of the cancellation of all of the outstanding PSUs in December 2020, no valuations were required for the 2021 measurement year. Fair values for stock options have been calculated using a Black-Scholes valuation model as of the relevant measurement date.
List of Company Performance Measures
The following table lists the measures we believe are most important in linking CAP to Company performance during 2022.The order of the measures in this chart should not be interpreted as a ranking. Further details on these measures and how they feature in our compensation plans can be found in the CD&A section of this proxy statement.
Measure
Adjusted operating cash flow
Adjusted EBITDA
Net sales
CAP and Financial Performance Measures
In accordance with SEC rules, the following are graphical comparisons of CAP and the financial performance measures as shown in the pay versus performance table. The Company believes that there would not be a meaningful comparison in showing three years (2020, 2021 and 2022) of CAP compared to TSR as TSR only covers the period from June 17, 2022 through December 30, 2022, the period since the Company’s emergence from Chapter 11 proceedings.

60   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PAY VERSUS PERFORMANCE

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   61

PAY VERSUS PERFORMANCE

62   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
SECURITY OWNERSHIP AND REPORTING
Security Ownership of Management and Certain Beneficial Owners
The following tables show the number of ordinary shares beneficially owned as of March 27, 2023, by (i) each current director and nominee for director, each named executive officer named in the Summary Compensation Table and our current directors and executive officers as a group; and (ii) each person who we know or have reason to believe is the beneficial owner of more than 5% of our outstanding ordinary shares, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and notices delivered to us pursuant to the Irish Companies Act.
A person is deemed to be a beneficial owner of ordinary shares if such person, either alone or with others, has the power to vote or to dispose of those ordinary shares or the right to acquire such power within 60 days of March 27, 2023. We have assumed that ordinary shares subject to stock options that by their terms are presently exercisable or exercisable within 60 days of March 27, 2023 and RSUs that by their terms have vested or vest within 60 days of March 27, 2023 are deemed to be outstanding and beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person. There were 13,170,932 ordinary shares outstanding as of March 27, 2023 and the calculations of percentage ownership below are based on such number of outstanding shares regardless of the date of the information regarding beneficial ownership reported below.
Directors and Executive Officers
Name of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Paul M. Bisaro	5,000	*
Daniel A. Celentano	—	—
Riad H. El-Dada	—	—
Neal P. Goldman	—	—
Karen L. Ling	—	—
Woodrow A. Myers, Jr., M.D.	—	—
Susan M. Silbermann	—	—
James R. Sulat	30,000	*
Sigurdur O. Olafsson	3,000	*
Henriette Nielsen	—	—
Bryan M. Reasons	—	—
Mark Tyndall	—	—
Stephen Welch	1,000	*
Mark C. Trudeau(1)	—	—
Steven J. Romano, M.D.(2)	—	—
Hugh M. O’Neill(2)	—	—
All directors and executive officers as a group (20 persons)	40,113	*

*
Less than 1%

On June 16, 2022, the Company emerged from Chapter 11 proceedings. Pursuant to the Plan, all of the Company’s then-existing ordinary shares were cancelled, including options, warrants, rights, restricted units and/or other securities or agreements to acquire such ordinary shares.
(1)
On June 15, 2022, Mark C. Trudeau resigned from the Board and his position as President and CEO of the Company.

(2)
Mr. O’Neill and Dr. Romano departed Mallinckrodt on September 16, 2022 and December 1, 2022, respectively.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   63

SECURITY OWNERSHIP AND REPORTING
Other Beneficial Owners
Name and Address of Beneficial Owner	Number of Mallinckrodt Ordinary Shares Beneficially Owned	Percentage Ownership
Bracebridge Capital, LLC(1) 888 Boylston Street, 15th Floor Boston, Massachusetts 02199	2,033,257	15.44%
JPMorgan Chase & Co.(2) 383 Madison Avenue New York, New York 10179	1,075,532	8.17%
Hudson Bay Capital Management(3) 28 Havemeyer Place, 2nd Floor Greenwich, Connecticut 06830	1,053,568	8.00%
Millstreet Capital Management(4) 545 Boylston Street, 8th Floor Boston, Massachusetts 02116	1,038,565	7.89%
Federated Hermes, Inc.(5) 1001 Liberty Avenue Pittsburgh, Pennsylvania 15222-3779	998,958	7.58%
Sculptor Capital LP(6) 9 West 57th Street New York, New York 10019	694,649	5.27%

(1)
Based on information contained in a Schedule 13G filed with the SEC on June 27, 2022 by Bracebridge Capital, LLC, FFI III S.a r.l., FYI S.a r.l. and Olifant Luxco S.a r.l. disclosing the number of shares beneficially owned as of June 24, 2022. Bracebridge Capital, LLC, the investment manager of each of the funds FFI III S.a r.l., FYI S.a r.l. and Olifant Luxco S.a r.l., in aggregate reported beneficial ownership of 2,033,257 ordinary shares, which amount includes (i) 1,477,971 ordinary shares beneficially owned by FFI III S.a r.l., (ii) 284,656 ordinary shares beneficially owned by FYI S.a r.l., and (iii) 270,630 ordinary shares beneficially owned by Olifant Luxco S.a r.l.

(2)
Based on information contained in a Schedule 13G filed with the SEC on January 11, 2023 by JPMorgan Chase & Co. disclosing sole voting power of 970,009 shares, shared voting power of 9,945 shares, shared dispositive power of 9,945, sole dispositive power of 1,065,587, and the aggregate amount of shares beneficially owned as 1,075,532 shares.

(3)
Based on information contained in a Schedule 13G filed with the SEC on February 9, 2023 by Hudson Bay Capital Management LP, as an investment advisor, and Sander Gerber as the managing member of the general partner of Hudson Bay Capital Management LP, disclosing the number of shares with shared voting and dispositive power and the aggregate number of shares beneficially owned as 1,053,568.

(4)
Based on information contained in a Schedule 13G filed with the SEC on February 14, 2023 by Millstreet Capital Management LLC, in its capacity as investment manager to private investment vehicles, and Brian D. Connolly and Craig K. Kelleher as managing members, disclosing the number of shares with shared voting and dispositive power and the aggregate number of shares beneficially owned as 1,038,565 shares.

(5)
Based on information contained in a Schedule 13G filed with the SEC on February 1, 2023 by Federated Hermes, Inc., Voting Shares Irrevocable Trust, Thomas R. Donahue and J. Christopher Donohue, disclosing the aggregate number of shares beneficially owned and the number of shares with sole voting and dispositive power as 998,958 shares.

(6)
Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2023, by Sculptor Capital LP, Sculptor Capital II LP, Sculptor Capital Holding Corporation, Sculptor Capital Holding II LLC, Sculptor Capital Management, Inc., Sculptor Master Fund, Ltd., Sculptor Credit Opportunities Master Fund, Ltd. and Sculptor SC II LP. Sculptor Capital Management, Inc. is the sole shareholder of Sculptor Capital Holding Corporation, which is the general partner of Sculptor Capital LP. Sculptor Capital Holding II LLC is the general partner of Sculptor Capital II LP and is wholly owned by Sculptor Capital LP. Sculptor Capital Holding Corporation serves as the sole general partner of Sculptor Capital LP. Sculptor Capital LP and Sculptor Capital II LP are the principal investment managers to the accounts that hold the shared aggregate reported beneficial ownership of 694,649 shares and hold the shared voting and dispositive power of 694,649 shares, which amount includes (i) 329,964 shares beneficially owned by Sculptor Master Fund, Ltd., (ii) 69,464 shares beneficially owned by Sculptor Credit Opportunities Master Fund, Ltd. and (iii) 295,221 shares beneficially owned by Sculptor SC II LP.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our ordinary shares to file reports of ownership of our equity securities. Additionally, SEC

64   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

SECURITY OWNERSHIP AND REPORTING
regulations require that we identify in our proxy statements any persons for whom any such report was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To our knowledge, based solely on a review of the copies of such reports filed with the SEC during the fiscal year ended December 30, 2022 and questionnaires from our directors and executive officers, all such reports were made on a timely basis, except for a late Form 4 reporting one late transaction filed by each of Mr. Olafsson, Mr. Reasons, Ms. Nielsen, Mr. Tyndall, Ms. French, Mr. Goodson, Ms. Harrold and Mr. Welch.

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   65

AUDIT AND AUDIT COMMITTEE MATTERS
AUDIT AND AUDIT COMMITTEE MATTERS
Audit and Non-Audit Fees
During fiscal 2022 and fiscal 2021, Deloitte & Touche LLP (“Deloitte”) charged fees for services rendered to us as follows:
	Fiscal 2022	Fiscal 2021
Audit Fees	$7,177,994	$5,438,000
Audit-Related Fees	2,476,342	20,000
Tax Fees	5,492	67,500
All Other Fees	—	285,000
Total	$9,659,828	$5,810,500
Audit Fees include fees for professional services rendered for the year-end audits of our consolidated financial statements and internal control over financial reporting, reviews of the financial statements included in our Quarterly Reports on Form 10-Q, consents, statutory audits, and procedures related to Chapter 11 proceedings and internal legal entity reorganization and other services related to SEC matters.
Audit-Related Fees include fees for attest services not required by statute or regulation.
Tax Fees include fees for tax compliance and general consulting services.
All Other Fees for 2021, include fees for professional services rendered in the preparation of an independent expert’s report that was submitted to the High Court of Ireland in conjunction with Mallinckrodt’s commencement of the examinership process.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a pre-approval policy that provides guidelines for audit, audit-related, tax and other permissible non-audit services that may be provided by our independent auditors. Pursuant to the policy, our Corporate Controller supports the Audit Committee by providing a list of proposed services to the Audit Committee, monitoring the services and fees pre-approved by the Audit Committee, providing periodic reports to the Audit Committee with respect to pre-approved services and coordinating with management and the independent auditors to support compliance with the policy.
Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. The Audit Committee also annually approves a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. The independent auditors may not begin work on any engagement without confirmation of Audit Committee pre-approval from our Corporate Controller or his or her delegate.
Pursuant to the policy, the Audit Committee has delegated to its Chair the authority to pre-approve the engagement of the independent auditors in the Chair’s discretion. The Chair reports all such pre-approvals to the Audit Committee at the next Audit Committee meeting.
In compliance with the Audit Committee’s internal policy and auditor independence rules of the SEC, all audit and permissible non-audit services provided by Deloitte to Mallinckrodt for the fiscal years 2022 and 2021 were pre-approved by the Audit Committee.

66   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

AUDIT AND AUDIT COMMITTEE MATTERS
Audit Committee Report
As more fully described in its charter, which is available on our website, ir.mallinckrodt.com/corporate-governance/highlights, the Audit Committee oversees Mallinckrodt’s financial reporting process on behalf of the Board. Management has day-to-day responsibility for the Company’s financial reporting process, including assuring that the Company develops and maintains adequate financial controls and procedures and monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Mallinckrodt’s independent auditors are responsible for auditing the annual consolidated financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discussing with the Audit Committee any issues they believe should be raised. The independent auditors are also responsible to the Audit Committee and the Board for testing the financial accounting and reporting control systems, for issuing a report on the Company’s internal control over financial reporting and for such other matters as the Audit Committee and Board determine.
In the performance of its oversight function, the Audit Committee has reviewed and discussed with management, the internal auditors and the independent auditors the consolidated financial statements for the fiscal year ended December 30, 2022 filed with the SEC. Management represented to the Audit Committee that these consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). In addition, the Audit Committee has:
•
Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•
Received from the independent auditors the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

•
Discussed with the independent auditors their independence from the Company and its management; and

•
Considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Mallinckrodt’s audited consolidated financial statements prepared in accordance with U.S. GAAP be included in its Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and filed with the SEC.
In connection with the appointment, remuneration, retention and oversight of the independent auditor, the Audit Committee annually reviews the qualifications, performance and independence of the independent auditor, and lead engagement partner, and assures the regular rotation of the lead engagement partner as required. In doing so, the Audit Committee considers a number of factors including, but not limited to quality of services provided, technical expertise and knowledge of the industry, effective communication, objectivity and the likely impact of changing the independent auditor. The Audit Committee also considers whether the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining Deloitte’s independence.
The Audit Committee has appointed, subject to the advisory non-binding vote of our shareholders, Deloitte as our independent auditor for the fiscal year 2023.
Audit Committee
James R. Sulat, Chairman
Daniel A. Celentano
Neal P. Goldman

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   67

EQUITY COMPENSATION PLAN INFORMATION
EQUITY COMPENSATION PLAN INFORMATION
The following table contains the information specified by Item 201(d) of Regulation S-K as of the end of the most recently completed fiscal year with respect to compensation plans (including individual compensation arrangements) under which equity securities of the registrant were authorized for issuance.
On June 16, 2022, in connection with the Company’s emergence from Chapter 11 proceedings and the cancellation of all the existing ordinary shares, all of our outstanding equity-based awards under our stock option and equity incentive plans, including the Stock and Incentive Plan, were automatically cancelled without consideration and were of no further force and effect with respect to any equity-based awards thereunder.
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	1,565,306	—	262,762
Equity compensation plans not approved by security holders	—	—	—
TOTAL	1,565,306	—	262,762

(1)
As of December 30, 2022, there were no ordinary shares to be issued upon exercise of outstanding options and 1,565,306 ordinary shares to be issued upon settlement of RSUs and PSUs granted pursuant to our Stock and Incentive Plan.

(2)
As of December 30, 2022, there were 262,762 ordinary shares available for issuance pursuant to the Stock and Incentive Plan.

On June 16, 2022 and pursuant to the Plan, we adopted the Mallinckrodt Pharmaceuticals 2022 Stock and Incentive Plan (the “MIP”) and reserved an aggregate of 1,829,068 ordinary shares (subject to adjustment in accordance with the terms of the MIP) for the issuance of equity awards thereunder to our employees, consultants and directors. The ordinary shares issuable under the MIP are authorized but unissued ordinary shares and, to the extent permitted by applicable law, ordinary shares acquired by Mallinckrodt or any of its subsidiaries or designees and held as treasury shares, and no more than 1,829,068 ordinary shares (subject to adjustment in accordance with the terms of the MIP) may be granted as incentive stock options.
Awards under the MIP may be made, among other forms, in the forms of stock options, stock appreciation rights, restricted stock, restricted units, performance units and deferred stock units. The MIP is administered by the HRCC or its delegate with respect to awards to employees and consultants, and by the Governance and Compliance Committee with respect to awards to directors. Equity awards granted pursuant to the MIP are subject to the terms of the MIP and individual written award agreements thereunder. Awards granted under the MIP are subject to forfeiture and recoupment upon a termination of the holder’s employment for Cause (as defined in the MIP) or the holder’s engagement in certain significant misconduct. The MIP provides that, in the event of an award holder’s termination of service by Mallinckrodt without Cause or by the holder for Good Reason (each as defined in the MIP), unvested awards that would have otherwise vested during the 12-month period following such termination will vest upon such termination, subject to the holder’s release of claims and continued material compliance with applicable restrictive covenants. The MIP further provides that in the event of a Change in Control (as defined in the MIP), awards that are not assumed or substituted will become fully vested and payable.

68   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE
PROPOSALS REQUIRING YOUR VOTE
PROPOSALS 1(a) THROUGH 1(i): ELECTION OF DIRECTORS
Upon the recommendation of the Governance and Compliance Committee, the Board has nominated for election at the 2022 Annual General Meeting a slate of nine nominees, all of whom are currently serving on the Board. The nominees are Paul M. Bisaro, Daniel A. Celentano, Riad H. El-Dada, Neal P. Goldman, Karen L. Ling, Woodrow A. Myers, Jr., M.D., Susan M. Silbermann, James R. Sulat and Sigurdur O. Olafsson. Biographical information, including qualifications, regarding each of the nine nominees is set forth below. The election of directors will take place at the Annual General Meeting. In order to be elected as a director, each nominee must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the nine nominees. We are not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the conclusion of the 2024 Annual General Meeting or until his or her earlier death, resignation or removal.
Directors Nominated for Election — Proposals 1(a) through 1(i)
Proposal 1(a) — Paul M. Bisaro
Paul M. Bisaro has served as Chairman of the Board and as a director since June 2022. Mr. Bisaro previously served as president and chief executive officer of Impax Laboratories, Inc. from May 2017 to May 2018, and as executive chairman of Amneal Pharmaceuticals, Inc. from May 2018 to August 2019, following its merger with Impax. He also served as a director on the board of Impax and subsequently Amneal from May 2017 to August 2019. Prior to Impax, Mr. Bisaro was executive chairman of Allergan plc from July 2014 to November 2016, and president and chief executive officer of Actavis plc (and its predecessor firm Watson Pharmaceuticals Inc.) from September 2007 to July 2014. He served on the board of Allergan (and its predecessor firms) from September 2007 until August 2018. From 1999 to 2007, he served as president, chief operating officer and a director on the board of Barr Pharmaceuticals, Inc. Earlier in his career, he worked as an attorney for Winston & Strawn and as a consultant with Arthur Andersen & Co. In addition to the Mallinckrodt Board, Mr. Bisaro currently serves as a director on the boards of Zoetis Inc. and Myriad Genetics, Inc., positions he has held since May 2015 and October 2022, respectively. He served on the boards of TherapeuticsMD, Inc. (from 2020 to 2022), Zimmer Biomet Holdings, Inc. (from 2013 to 2017), Amneal Pharmaceuticals (from 2017 to 2019), and the Association of Accessible Medicines (previously the Generic Pharmaceutical Association) from 2010 to 2011, in addition to serving on the boards of private pharmaceuticals companies and educational institutions. Mr. Bisaro holds an undergraduate degree in General Studies from the University of Michigan and a JD from Catholic University of America in Washington, D.C. Mr. Bisaro’s qualifications to serve on our Board include his more than 30 years of leadership experience at generic and branded pharmaceutical companies and track record of driving growth through operational execution and corporate transformation.
Proposal 1(b) — Daniel A. Celentano
Daniel A. Celentano has been a director since June 2022. He is an internationally recognized former investment banker and financial advisor. He has guided numerous companies across a wide range of industries with his expertise in strategic business and financial planning, credit and liability management, public and private debt and equity offerings, restructurings and mergers and acquisitions. Mr. Celentano most recently served at Evercore from June 2008 until December 2020 in New York and London where he held various senior roles, including senior managing director and chairman of the firm’s EMEA and Asia restructuring advisory business. Prior to Evercore, Mr. Celentano served at Bear Stearns from February 1988 to May 2008 where he was a senior managing director, and, earlier in his career, at the Oppenheimer-Palmieri Management Group where he was a managing director and at Citibank where he was a vice president. Mr. Celentano holds a BA in History from the College of the Holy Cross and an MBA in Finance from the Wharton School of the University of Pennsylvania. Mr. Celentano’s

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   69

PROPOSALS REQUIRING YOUR VOTE
qualifications to serve on our Board include his over 30 years of experience as an investment banker, including his success guiding companies through complex, transformative domestic and international transactions.
Proposal 1(c) — Riad H. El-Dada
Riad H. El-Dada has been a director since June 2022. He is a proven pharmaceutical executive with extensive U.S., global, and international experience in strategy, business operations, and commercialization across brand, franchise and country operations. Mr. El-Dada served as a senior executive at Merck & Co., Inc. for over 25 years, most recently leading the commercial organization as president of the U.S. market from June 2018 to May 2021. Prior to that, he held leadership roles of increasing responsibility at Merck, including as managing director of Australia and New Zealand, senior vice president of U.S. sales and commercial operations and senior vice president of the global diabetes franchise. He began his career at McKinsey & Co., where he was a consultant from 1988 to 1994. Mr. El-Dada also currently serves as a director of Medical Knowledge Group, a privately held company, since April 2022. Mr. El-Dada holds a BA from Cornell University and a MS from Georgetown University. Mr. El-Dada’s qualifications to serve on our Board include his significant experience in leadership positions at a publicly traded pharmaceutical company.
Proposal 1(d) — Neal P. Goldman
Neal P. Goldman has been a director since June 2022. Mr. Goldman has over 25 years of experience in investing and working with companies, in a variety of industries, to maximize shareholder value. Since January 2013, Mr. Goldman has served as the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in numerous industries, including healthcare, energy, technology, media, retail, gaming and industrials. Mr. Goldman was formerly a Managing Director at Och Ziff Capital Management, LP from 2014 to 2016 and before that, a Founding Partner of Brigade Capital Management, LLC, from 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at MacKay Shields, LLC and also held various positions at Salomon Brothers Inc, both as a mergers and acquisitions banker and as an investor in the high yield trading group. Mr. Goldman currently serves as chairman of the board of directors of Talos Energy Inc. and Diamond Offshore Drilling, Inc., positions he has held since May 2018 and April 2021, respectively, and has been a member of the board of directors of Weatherford International plc since December 2019. He served as chairman of Stone Energy Corporation, prior to its combination with Talos Energy, from 2017 to 2018. He previously served as a director on the board of Midstates Petroleum Company Inc. (from 2017 to 2019), Ditech Holding Corporation (from 2017 to 2019), Ultra Petroleum Corp. (from 2017 to 2019), Garrett Motion Inc. (from 2020 to 2021), Core Scientific (in 2022) and Redbox Entertainment Inc. (in 2022). He has also served on numerous other public and private company boards throughout his career including Fairway Markets, Eddie Bauer, Toys R Us, J. Crew, and NII Holdings. He earned a BA from the University of Michigan and an MBA from the University of Illinois. Mr. Goldman’s extensive corporate governance and strategic planning expertise and his experience serving as a director for various public and private companies qualify him to serve as one of our directors.
Proposal 1(e) — Karen L. Ling
Karen L. Ling has been a director since August 2022. Ms. Ling most recently served as executive vice president and chief human resources officer for American International Group, Inc., a position she retired from in May 2021 and had held since July 2019. From March 2015 until July 2019, she served as executive vice president and chief human resources officer at Allergan plc. From July 2014 until March 2015, Ms. Ling served as senior vice president, human resources and chief human resources officer at Actavis plc, prior to its acquisition of Allergan and name change to Allergan. From January 2014 until July 2014, Ms. Ling was senior vice president and chief human resources officer at Forest Laboratories, prior to its acquisition by Actavis. Prior to this, from 2011 until January 2014, Ms. Ling was senior vice president, human resources of the global human health and consumer care businesses worldwide for Merck & Co., Inc. She also served as vice president, global compensation and benefits,

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PROPOSALS REQUIRING YOUR VOTE
at Merck from November 2009 until 2011. From May 2008 until November 2009, she served as group vice president, global compensation & benefits at Schering-Plough prior to its acquisition by Merck. Prior to joining Schering-Plough, Ms. Ling held various positions at Wyeth. In addition to the Mallinckrodt board, Ms. Ling serves as a director on the board of iRhythm Technologies, Inc. a position she has held since November 2021, and formerly served as a director of TherapeuticsMD, Inc. (2020 to 2022). Ms. Ling has also served as a member of this Advisory Committee of Galderma, a privately-held dermatology company, since March 2022. Ms. Ling holds a JD from Boston University School of Law and a BA in Economics from Yale University. Ms. Ling’s qualifications to serve on our Board include her extensive experience in human resources and past leadership roles at publicly traded pharmaceutical companies.
Proposal 1(f) — Woodrow A. Myers, Jr., M.D.
Woodrow A. Myers, Jr., M.D. has been a director since June 2022. He is a nationally recognized leader in the development of advanced healthcare management programs and initiatives to improve medical quality. Dr. Myers is currently managing director of Myers Ventures, a healthcare consulting firm he founded in December 2015 to bring his passion for the highest standards of patient care and management to large healthcare organizations. Through this role, he served as chief medical officer and chief healthcare strategist for Blue Cross Blue Shield of Arizona from January 2018 to February 2019, as chief executive officer at Valitàs Health Services (previously Corizon Health) from 2013 to 2015, and as a consultant for multiple hospitals, healthcare companies and provider organizations. He previously served as executive vice president and chief medical officer of WellPoint from 2000 to 2005, as the director of healthcare management at the Ford Motor Company from 1995 to 2000, and as corporate medical director for The Associated Group from 1990 to 1995. Earlier in his career, he served as health commissioner for New York City and the state of Indiana and as chairman of quality assurance at San Francisco General Hospital. In addition to the Mallinckrodt board, Dr. Myers has served as a director on the boards of Personalis, Inc. (since March 2021). Dr. Myers has also served as a director of Freespira, Inc., and on the public health advisory committee of eHealth, Inc., since 2021. He previously served as a director on the boards of SynGen Inc., now ThermoGenesis Holdings, Inc. (from 2012 to 2017), Trinnovate Inc., a subsidiary of Blue Cross Blue Shield of Arizona (from 2018 to 2019), Blue Advantage – Medicare Advantage, a subsidiary of Blue Cross Blue Shield of Arizona (from 2018 to 2019), Valitàs Health Services (previously Corizon Health) (from 2011 to 2017) and Express Scripts Holding Company, now owned by Cigna Corporation (from 2007 to 2018). He also previously served as chairman of the visiting committee for the Harvard School of Public Health and as a member of the Harvard University board of overseers and the Stanford University board of trustees. Dr. Myers holds a BA and MBA from Stanford University and an MD from Harvard Medical School. Dr. Myers’s qualifications to serve on our Board include his significant experience in the healthcare and medical fields as a practitioner, executive and public-company board member.
Proposal 1(g) — Susan M. Silbermann
Susan M. Silbermann has been a director since October 2022. She is a highly respected global executive in the healthcare industry, with decades of leadership experience across established and unique healthcare brands. During her 34-year career at Pfizer, Ms. Silbermann held numerous positions of increasing responsibility spanning public health, marketing, commercial development and general management in U.S. and international markets. Ms. Silbermann served as Chair of the Pfizer Global COVID-19 Task Force from January 2020 to March 2021, during which she developed and led an organization-wide task force overseeing the safety and well-being of 100,000 colleagues in more than 100 countries. Alongside this role, Ms. Silbermann served as Global President, Emerging Markets from December 2018 to December 2020, with operational and managerial responsibility for the entire Pfizer portfolio in China, Asia, Latin America, Africa and the Middle East, including the initial supply of COVID-19 vaccines in these regions. From June 2012 to December 2018, she served as President and General Manager, Pfizer Vaccines, creating the basis for much of Pfizer’s current vaccine pipeline and portfolio and establishing and leading one of three inaugural global business units at Pfizer. Previously, Ms. Silbermann held the titles of Regional President, Latin America and Senior Vice President, Commercial Development at Pfizer. In addition to the Mallinckrodt Board, Ms. Silbermann currently serves on the boards of LianBio (since October 2021) and HilleVax, Inc (since March 2021).

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PROPOSALS REQUIRING YOUR VOTE
Ms. Silbermann holds a BS in Biology and French from Tufts University, an MBA in Marketing and International Business from New York University and a Master of Administration degree in French Social and Political Sciences from New York University. Ms. Silbermann’s qualifications to serve on our Board include decades of leadership across established and unique healthcare brands.
Proposal 1(h) — James R. Sulat
James R. Sulat has been a director since June 2022. He brings more than 20 years of leadership experience in the life sciences industry, both as a senior executive and a board member. Mr. Sulat previously served as chief executive officer and chief financial officer at Maxygen, Inc. from 2009 to 2013, and as a director on the Maxygen board from 2003 until 2013. Prior to that, he served as president and chief executive officer at Memory Pharmaceuticals Corp. from 2005 to 2008, as chief financial officer in 2008, and as a director on the Memory Pharmaceuticals board from 2005 to 2009. Earlier in his career, he served as chief financial officer at R.R. Donnelley & Sons Co., Chiron Corporation, Stanford Health Services, Inc., and Esprit de Corp, Inc. Mr. Sulat currently serves as vice chairman of the supervisory board for Valneva SE, a position he has held since May 2013. He previously served on the board of Intercell AG, the predecessor company to Valneva SE, from 2005 to 2013 and Exicure, Inc. (from 2021 until 2022). In addition, Mr. Sulat previously served as a director on the boards of Momenta Pharmaceuticals, Inc. (from 2008 to 2019), AMAG Pharmaceuticals, Inc. (from 2014 to 2020), Arch Therapeutics, Inc. (from 2015 to 2021), and Diadexus, Inc. (from 2015 to 2016). Mr. Sulat holds a BS in Administrative Sciences from Yale University and an MBA and an MS in Health Services Administration from Stanford University. Mr. Sulat’s qualifications to serve on our Board include his significant experience as an executive and/or board member of publicly traded pharmaceutical companies.
Proposal 1(i) — Sigurdur O. Olafsson
Sigurdur O. Olafsson has been President, Chief Executive Officer and a director since June 2022. Mr. Olafsson has almost 30 years of diverse pharmaceutical experience across branded and generic drugs. Before joining Mallinckrodt, Mr. Olafsson served as chief executive officer of Hikma Pharmaceuticals plc, a multinational pharmaceutical company publicly traded on the London Stock Exchange, from February 2018 to June 2022. Prior to Hikma, Mr. Olafsson served as president and chief executive officer of the Global Generic Medicines Group of Teva Pharmaceuticals, a pharmaceutical company, from July 2014 to January 2017. Before that, he was president of Actavis plc (Watson) (from September 2010 to June 2014) and president and chief executive officer of the Actavis Group (from October 2003 to August 2010), which develop, manufacture and distribute branded, generic and biosimilar products. Mr. Olafsson has also held a number of leadership positions in Pfizer’s Global R&D organization in the U.K. and U.S., focused on branded drug development, and served as head of drug development for Omega Farma in Iceland. Mr. Olafsson has previously served as a director on the boards of Hikma (from 2018 to 2022) and Pfenex Inc. (from 2017 to 2019). Mr. Olafsson holds a MS in pharmacy (Cand Pharm) from the University of Iceland, Reykjavik. Mr. Olafsson is familiar with all aspects of our business and has extensive and diverse industry experience and managerial expertise and a proven record of leadership to serve as our President, Chief Executive Officer and director.
Unless otherwise instructed, the proxies will vote “FOR” each of these directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE DIRECTORS NOMINATED FOR ELECTION
IN PROPOSALS 1(a) THROUGH 1(i)

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PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 2: ADVISORY NON-BINDING VOTE TO APPROVE THE RE-APPOINTMENT OF THE INDEPENDENT AUDITORS AND BINDING VOTE TO AUTHORIZE THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITORS’ REMUNERATION
The Audit Committee has selected and re-appointed Deloitte & Touche LLP to audit our financial statements for the fiscal year ending December 29, 2023. The Board of Directors, upon the recommendation of the Audit Committee, is asking our shareholders to approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 29, 2023 and to authorize, in a binding vote, the Audit Committee to set the independent auditors’ remuneration. Although approval is not required by our Memorandum and Articles of Association or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for approval in a non-binding advisory vote because we value our shareholders’ views on our independent auditors. If the re-appointment of Deloitte & Touche LLP is not approved by shareholders, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the re-appointment is approved, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Mallinckrodt and its shareholders.
The Audit Committee and the Board recommend that shareholders approve, in a non-binding advisory vote, the re-appointment of Deloitte & Touche LLP as our independent auditors to audit our accounts for the fiscal year ending December 29, 2023 and authorize, in a binding vote, the Audit Committee to set the auditors’ remuneration. Authorization of the Audit Committee to set the independent auditors’ remuneration requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.
Representatives of Deloitte & Touche LLP will be at the Annual General Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Unless otherwise instructed, the proxies will vote “FOR” this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSAL 2

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PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION
As described in the Compensation of Executive Officers section, the Human Resources and Compensation Committee’s goal in setting executive compensation is to provide a compensation package that attracts, motivates and retains executive talent and rewards executive officers for superior Company and individual performance while encouraging behavior that is in the long-term best interests of Mallinckrodt and its shareholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is performance-based and dependent upon our achievement of specified financial goals and the performance of our shares on a long-term basis.
Shareholders are urged to read the Compensation Discussion & Analysis section of this annual proxy statement, which discusses our compensation policies, as well as the Compensation of Executive Officers, Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers during fiscal 2022. The Human Resources and Compensation Committee and the Board of Directors believe that Mallinckrodt’s compensation policies and procedures are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers during fiscal 2022 reflects and supports these compensation policies and procedures.
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), shareholders will be asked at the 2023 Annual General Meeting to approve the following advisory resolution:
RESOLVED, that the compensation of the Company’s named executive officers described in the Compensation Discussion & Analysis and Compensation of Executive Officers sections of the Proxy Statement and disclosed in the Summary Compensation Table, related compensation tables and narrative disclosure included in this Proxy Statement is approved.
We have determined to hold this advisory vote every year and expect to hold our next advisory vote at the 2024 Annual General Meeting of Shareholders. This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. Although non-binding, the Board and the Human Resources and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3

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PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 4: AUTHORIZE THE COMPANY AND/OR ANY SUBSIDIARY OF THE COMPANY TO MAKE MARKET PURCHASES OR OVERSEAS MARKET PURCHASES OF COMPANY SHARES
Under Irish law, neither we nor any of our subsidiaries may make market purchases or overseas market purchases of our ordinary shares without shareholder approval. Accordingly, shareholders are being asked to authorize us, or any of our subsidiaries, to make market purchases or overseas market purchases of up to 10% of our issued shares. If adopted, this authority will expire at the close of business on March 29, 2024 unless renewed at the Annual General Meeting in 2023; accordingly we expect to propose renewal of this authorization at subsequent annual general meetings. Such purchases would be made only at price levels that the Board of Directors considers to be in the best interests of the shareholders generally, after taking into account our overall financial position.
Whether or not this proposed resolution is passed, we will retain the ability to effect repurchases as redemptions pursuant to our Articles of Association, although our subsidiaries are not able to effect market purchases in this manner. To date, our existing share repurchase program has been effected as redemptions pursuant to our Articles of Association.
In order for us or any of our subsidiaries to make market purchases or overseas market purchases of our ordinary shares, such shares must be purchased on a “recognized stock exchange”. This authority will therefore not be utilized unless the ordinary shares of Mallinckrodt are re-listed and trade on a recognized stock exchange under Irish law, such as the NYSE. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.
Ordinary Resolution
The text of the resolution in respect of Proposal 4 is as follows:
RESOLVED, that the Company and any subsidiary of the Company are hereby generally authorized to make market purchases or overseas market purchases of ordinary shares in the Company (“shares”) on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time, but subject to the provisions of the Companies Act 2014 and the following provisions:
(a)
The maximum number of shares authorized to be acquired by the Company and/or any subsidiary of the Company pursuant to this resolution shall not exceed, in the aggregate, 1,317,093 ordinary shares of US$0.01 each (which represents 10% of the Company’s issued ordinary shares as of our 2022 fiscal year end).

(b)
The maximum price to be paid for any ordinary share shall be an amount equal to 110% of the closing price on the relevant stock exchange on which the ordinary shares are listed (such as the NYSE American) for the ordinary shares on the trading day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company, and the minimum price to be paid for any ordinary share shall be the nominal value of such share.

(c)
This general authority will be effective from the date of passing of this resolution and will expire eighteen months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.

Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 4

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PROPOSALS REQUIRING YOUR VOTE
PROPOSAL 5: AUTHORIZE THE PRICE RANGE AT WHICH THE COMPANY CAN RE-ALLOT SHARES HELD AS TREASURY SHARES
We may, from time to time, re-allot shares purchased by us and not cancelled (“treasury shares”) in connection with our executive compensation program, our employee stock purchase plan and our other compensation programs.
Under Irish company law, our shareholders must authorize the price range at which we may re-allot any shares held in treasury. In this proposal, that price range is expressed as a minimum and maximum percentage of the prevailing market price (as defined below). Under Irish law, this authorization expires after eighteen months unless renewed; accordingly, we expect to propose renewal of this authorization at subsequent annual general meetings.
The authority being sought from shareholders provides that the minimum and maximum prices at which an ordinary share held in treasury may be re-alloted are 95% and 120%, respectively, of the average closing price per ordinary share, as reported by a recognized stock exchange on which the ordinary shares are listed, for the thirty (30) trading days immediately preceding the proposed date of re-allotment. If an ordinary share is being re-allotted to satisfy an obligation under an employees’ share scheme, the minimum price at which such share may be re-allotted will be the nominal value of such share. Any re-allotment of treasury shares will be at price levels that the Board of Directors considers in the best interests of our shareholders. This authority will not be utilized unless the ordinary shares of Mallinckrodt are re-listed and trade on a recognized stock exchange under Irish law, such as the NYSE American. The general authority, if approved by our shareholders, will become effective from the date of passing of the authorizing resolution.
The affirmative vote of at least 75% of the votes cast, either in person or by proxy, at the 2023 Annual General Meeting is required to approve Proposal 5.
Special Resolution
The text of the resolution in respect of Proposal 5 is as follows:
RESOLVED, that as a special resolution, the re-allotment price range at which any treasury shares held by the Company may be re-alloted (including by way of re-allotment off-market) shall be as follows:
(a)
The maximum price at which such treasury share may be re-alloted shall be an amount equal to 120% of the “market price”;

(b)
The minimum price at which a treasury share may be re-alloted shall be the nominal value of the share where such a share is required to satisfy an obligation under an employees’ share scheme operated by the Company or, in all other cases, an amount equal to 95% of the “market price”; and

(c)
For the purposes of this resolution, the “market price” shall mean the average closing price per ordinary share of the Company, as reported by a recognized stock exchange on which the ordinary shares of Mallinckrodt plc are listed, for the thirty (30) trading days immediately preceding the proposed date of re-issuance.

FURTHER RESOLVED, that this authority to re-allot treasury shares shall expire at eighteen months after the date of the passing of this resolution unless previously varied or renewed in accordance with the provisions of Sections 109 and/or 1078 (as applicable) of the Companies Act 2014 (and/or any corresponding provision of any amended or replacement legislation) and is without prejudice or limitation to any other authority of the Company to re-allot treasury shares on-market.
Unless otherwise instructed, the proxies will vote “FOR” this resolution.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 5

76   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

OTHER MATTERS
OTHER MATTERS
Presentation of Irish Statutory Accounts
Our Irish Statutory Accounts for the fiscal year ended December 30, 2022, including the reports of the directors and auditors thereon, will be presented at the Annual General Meeting. Our Irish Statutory Accounts have been approved by the Board of Directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting. Our Irish Statutory Accounts are available with the Proxy Statement and our Annual Report at proxyvote.com and in the Investor Relations section of our website at mallinckrodt.com.
Registered and Principal Executive Offices
Our registered office and principal executive offices are located at College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. The telephone number there is +353 1 696 0000.
Shareholder Proposals for the 2024 Annual General Meeting
In accordance with the rules established by the SEC, any shareholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the Proxy Statement for the 2024 Annual General Meeting must be received by us no later than December 7, 2023. However, if the date of the 2024 Annual General Meeting is changed by more than 30 days from the date of the 2023 Annual General Meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials. Such proposals should be sent to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland. To be included in the Proxy Statement pursuant to Rule 14a-8, the proposal must be a proper subject for shareholder action under Irish law and otherwise comply with the requirements of Rule 14a-8, including as to eligibility, form and substance.
A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with our Articles of Association, without seeking to have the proposal included in our Proxy Statement pursuant to Rule 14a-8 under the Exchange Act. To bring a proposal before the 2024 Annual General Meeting, a shareholder must deliver written notice of the proposed business to our Corporate Secretary at our registered office not earlier than the close of business on January 17, 2024 and not later than the close of business on February 16, 2024, provided, that in the event the date of the 2024 Annual General Meeting is more than 30 days before or more than 60 days after the anniversary of the 2023 Annual General Meeting, notice must be received no earlier than the close of business on the 120th day prior to the date of the 2024 Annual General Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2024 Annual General Meeting or, if the first public announcement of the date of the 2024 Annual General Meeting is less than 100 days prior to the date the 2024 Annual General Meeting, the 10th day following the day on which public announcement of the date of the 2024 Annual General Meeting is first made, and otherwise comply with the requirements of our Articles of Association.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual General Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 17, 2024. However, if the date of the 2024 Annual General Meeting has changed by more than 30 calendar days from the date of the 2023 Annual General Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual General Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual General Meeting is first made.
United States Securities and Exchange Commission Reports
Copies of our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at

MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement   77

OTHER MATTERS
ir.mallinckrodt.com or by writing to our Corporate Secretary at Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland.
Delivery of Documents to Shareholders Sharing an Address
If you have requested a paper copy of our proxy materials, our Annual Report, including our audited financial statements for the year ended December 30, 2022, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, only one Annual Report and one Proxy Statement will be mailed to multiple shareholders sharing an address unless we receive contrary instructions from one or more of the shareholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, we will deliver promptly a separate copy of such documents to any shareholder who contacts us at +353 1 696 0000 or sends a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary. If your household is receiving multiple copies of our annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, Attention: Corporate Secretary.
General
Your proxy is solicited on behalf of the Board. Unless otherwise directed, proxies held by the CEO and the Corporate Secretary or their appointed substitutes will be voted at the 2023 Annual General Meeting (or an adjournment or postponement thereof), FOR Proposals 1 – 5. If any matter other than those described in this Proxy Statement properly comes before the 2022 Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or the Corporate Secretary or their appointed substitutes will vote the ordinary shares represented by such proxies in accordance with his or her discretion.
Mallinckrodt, the “M” brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023 04/23.

78   MALLINCKRODT PUBLIC LIMITED COMPANY – Proxy Statement

C/O MALLINCKRODT PLC COMPANY SECRETARY COLLEGE BUSINESS & TECHNOLOGY PARK CRUISERATH, BLANCHARDSTOWN DUBLIN 15, IRELAND VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. U.S. Eastern Time on May 15, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. U.S. Eastern Time on May 15, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to Mallinckrodt plc, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, or to Mallinckrodt plc, College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland, in eachcase at least 48 hours before the meeting. If you transmit your voting instructions by the internet or by telephone, you do NOT need to mail back your proxy card. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V09846-Z8489 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY MALLINCKRODT PLC The Board of Directors recommends a vote FOR the nominees listed under Item 1. Item 1 - Election of Directors NOMINEES: 1f. Woodrow A. Myers, Jr., M.D. 1e. Karen L. Ling 1c. Riad H. El-Dada 1b. Daniel A. Celentano 1a. Paul M. Bisaro 1i. Sigurdur O. Olafsson 1g. Susan M. Silbermann 1h. James R. Sulat 1d. Neal P. Goldman Item 3 - Advisory non-binding vote to approve the Company's executive compensation. Item 4 - Authorize the Company and/or any subsidiary of the Company to make market purchases or overseas market purchases of Company shares. Item 5 - Authorize the price range at which the Company can re-allot shares held as treasury shares (Special Resolution). The Board of Directors recommends a vote FOR Items 2 through 5. Item 2 - Advisory non-binding vote to approve the re-appointment of the independent auditors and binding vote to authorize the Audit Committee to set the independent auditors' remuneration. Please indicate if you plan to attend the meetin Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareholder is acorporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Annual General Meeting of Shareholders Tuesday, May 16, 2023, 11:00 a.m., local time Arthur Cox LLP Ten Earlsfort Terrace Dublin 2, D02 T380, Ireland Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting: Notice and Proxy Statement, including resolutions; Annual Report on Form 10-K; and Irish Statutory Accounts, including related reports, are available at www.proxyvote.com.These materials are also available in the Investor Relations section of our website at www.mallinckrodt.com. V09847-Z8489 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL GENERAL MEETING OF SHAREHOLDERS MAY 16, 2023 The undersigned hereby appoint(s) Sigurdur O. Olafsson and Mark A. Tyndall, or either of them, as proxies, each with full power of substitution, and hereby authorize(s) them to represent and to vote all of the Ordinary Shares of Mallinckrodt plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 11:00 a.m., local time on Tuesday, May 16, 2023, at the office of Arthur Cox LLP, Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, and any adjournment or postponement thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement and, in their discretion, upon any and all other matters that may properly come before the meeting or any adjournment or postponement of the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side